                                                                     EXHIBIT 2.1
                                                                     ===========
                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT ("AGREEMENT") entered into as of 12:01 a.m. February 1, 1997 ("Effective Date"), is entered into by and among Hi, Tiger, Inc., a Utah corporation (the "Company" or "HTI"), AvTel Communications, Inc., a Utah corporation and the holder of all the issued and outstanding capital stock of the Company ("AvTel"), WestNet Communications, Inc., a California corporation ("WNC"), the B Shareholders and the A Shareholders, as those terms are defined herein (the B and A Shareholders being listed in Exhibit B attached hereto and referred to, collectively, as the "Shareholders" and, individually, a "Shareholder").

                                    RECITALS

A. The respective boards of directors of HTI and of WNC, and the Shareholders, as the holders of one hundred percent (100%) of the issued and outstanding common stock of WNC, have approved the acquisition by the Company from the Shareholders of all of the issued and outstanding capital stock of WNC upon the terms and subject to the conditions set forth in this Agreement; and

B. Based upon the representations, warranties, covenants and agreements contained herein, the parties have agreed that WNC will be acquired by HTI and WNC will become a wholly owned subsidiary of the Company.

     NOW, THEREFORE, in consideration of the agreements, representations, warranties and covenants herein contained, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1  DEFINED TERMS.  Capitalized terms not otherwise defined herein shall have
     -------------
     the following meanings.

          AFFILIATE - with respect to any Person, any other Person ("Controlling Person") that, directly or indirectly, controls such Person and any other Person that is directly or indirectly controlled by such Controlling Person. For purposes hereof, the term "control" shall mean the possession of voting power in the form of ownership of stock or other participation interests, other than upon events of default, sufficient to change or replace fifty percent (50%) or more of the board of directors or other management authority of such Person.

          AVTEL SHARES - an aggregate of 35,000 shares of $.001 par value common stock of AvTel ("Common Stock").

          EFFECTIVE DATE BALANCE SHEET - the meaning set forth in Section 2.6(a) hereof

          CLOSING - the meaning set forth in Section 2.2

          CLOSING DATE - the meaning set forth in Section 2.2

          COMMISSION - the Securities and Exchange Commission of the United
          States

          COMPANY NOTE(S) - the Company's secured promissory notes, in substantially the form of EXHIBIT A attached hereto in the aggregate principal amount of $157,000.

          B SHAREHOLDERS - the Persons listed in Part 1 of EXHIBIT B attached, each of whom own, as of the Effective Date, the number of shares shown adjacent to their respective names in such Exhibit.

          SHAREHOLDERS' PROPORTIONATE INTEREST - a fraction, the numerator of which is the total number of WNC Shares held by a Shareholder as reflected in EXHIBIT B and the denominator of which is the total number of WNC Shares held by all Shareholders.

          FINANCIAL STATEMENTS - the meaning set forth in Section 3.3

          INTELLECTUAL PROPERTY - the meaning set forth in Section 3.19

          ISI - Hallas Color Photo Lab Corporation dba Image Source, Inc., a California corporation whose principal shareholders are Theodore E. Padova, Howard M. Tamaroff and James Davis.

          KNOWLEDGE - With respect to WNC, the actual present knowledge of each Shareholder and any of the officers and directors of WNC and shall include WNC's or any of such Shareholder's, director's or officer's
          (a) possession or review of a written document or material or (b) awareness or knowledge of oral or written information at the time of the Effective Date and at the Closing. With respect to HTI and AvTel, except as provided in Section 4.3 hereof, the actual present knowledge of any of the officers, directors, agents, consultants, attorneys, accountants, or other advisors of either of said companies ("agents") and shall include such agents' (a) possession or review of a written document or material and/or (b) awareness or knowledge of oral or written information at the time of the execution of this Agreement and at the Closing.

          LIENS - any liens, charges, security interests, pledges, mortgages, charges, rights, claims or encumbrances of others, including any rights of others to royalties or other similar payments, and any restraints on transfer

          MATERIAL ADVERSE EFFECT - with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its Subsidiaries, if any, taken as a whole

          NON-COMPETITION AGREEMENT - the non-competition agreement in substantially the form of that attached as EXHIBIT C

          A SHAREHOLDERS - the Persons listed in Part 2 of EXHIBIT B attached hereto, each of whom own, as of the Effective Date, the number of shares shown adjacent to their respective names in such Exhibit

          PERSON - an individual, corporation, partnership, joint venture, trust, governmental agency or other similar legal entity

          PLEDGE AGREEMENT - the Pledge and Security Agreement in substantially the form of that attached as EXHIBIT D.

          PLEDGED STOCK - an aggregate of 20,000 shares of WNC Shares which are to be held as security for payment of the Company's Notes pursuant to the PLEDGE AGREEMENT.

          REFUSAL RIGHTS NOTICE - the notice referred to in Section 5.6(b) hereof, in substantially the form attached as EXHIBIT E.

          WNC DISCLOSURE SCHEDULE - the meaning given such term in Article III

          SECURITIES ACT - the Securities Act of 1933, as amended, and the rules and regulations

          SHAREHOLDER DEBT - the loan and other repayment obligations owed by WNC to certain Shareholders as described in item 3.16 of the WNC Disclosure Schedule

          SHAREHOLDER OBLIGATIONS - any direct or indirect debt payment, repayment or other obligations of WNC, whether absolute, contingent or otherwise, as to which any Shareholder has assumed or acquired any direct or indirect, joint or several, obligation, whether absolute, contingent or otherwise, to pay, satisfy, perform or discharge, in whole or in part and whether in the form of a surety, guarantee, as a co-signor or otherwise.

          SUBSIDIARY - with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such entity

          TAX  and TAXES - the meaning given such terms in Section 3.20

          TRADING DAY - any day on which trading occurs on the National Association of Securities Dealers Automated Quotations System.

          WNC SHARES - the meaning given such term in Section 2.1

                                   ARTICLE II
                                THE ACQUISITION

2.1 THE ACQUISITION. On the Closing Date and subject to and upon the terms of this Agreement, the Company shall acquire and purchase from the Shareholders and the Shareholders shall sell, transfer and convey to the Company an aggregate of 20,000 shares of the issued and outstanding capital stock of WNC (the "WNC Shares"), constituting, after giving effect to the transactions contemplated by this Agreement, one hundred percent (100%) of the issued and outstanding capital stock of WNC. Immediately following the acquisition, WNC shall be a wholly owned Subsidiary of HTI.

2.2 CLOSING. The Closing of the acquisition shall take place at 2:00 p.m., California time, at the offices of Price, Postel & Parma, LLP, 200 East Carrillo Street, Suite 400, Santa Barbara, California, 93101, on or before February 21, 1997 (the "Closing Date") unless another time, date or place is agreed to in writing by the parties hereto.

2.3 PURCHASE CONSIDERATION. In exchange for and as consideration for the transfer and sale of the WNC Shares and payment in full of the Shareholder Debt, the Company will pay consideration as follows:

     (a) CASH PAYABLE AND COMPANY NOTE(S) DELIVERABLE. Subject to the provisions of Section 2.6 hereof, at the Closing: (i) the Company will pay to all Shareholders an aggregate amount of $80,000 cash; and (ii) the Company will deliver to the Shareholders the Company Notes in an aggregate principal amount of $157,000, payable in installments of principal of $71,673.91 on October 15, 1997 and $85,326.09 on February
          15, 1998.   Sixty (60) days after the Closing the Company will pay to
          the Shareholders an aggregate of $20,000 cash (the "Deferred Payment") by Cashier's Check in U.S. Funds drawn on a bank with branches in Ventura County and payable to Christiana G. Bryson, Client's Trust Account. As a result, each Shareholder shall be entitled to receive cash and Company Notes in the following amounts:

B SHAREHOLDERS

                                Cash at       Cash 60         Aggregate
                             Closing days   Post Closing   of Company Note
                             ------------   ------------   ---------------
ISI                             $25,200        $6,000          $26,400
Theodore E. Padova                8,400         2,000           16,300
Howard M. Tamaroff                8,400         2,000           16,300
  and Christiana G. Bryson

A SHAREHOLDERS

                                Cash at     Cash 60 days      Aggregate
                             Closing days   Post Closing   of Company Note
                             ------------   ------------   ---------------
Kathleen Jonsson                 12,600         3,000           28,200
James D. Hennigan                 4,400         2,000           22,800
Joseph P. and Lisa Gerardin      16,800         4,000           37,600
Alan J. Noelle                    4,200         1,000            9,400


     (b)  DELIVERY OF AVTEL SHARES TO THE B SHAREHOLDERS.  At the Closing, the
          ----------------------------------------------
          Company will cause AvTel to issue to the B Shareholders the AvTel Shares as follows:

          B SHAREHOLDER              NO. OF SHARES

          ISI                            30,000
          T. Padova                       2,500
          H. Tamaroff                     2,500

2.4 OTHER APPROVALS, DISSENTER RIGHTS,. As a condition to this Agreement and to the consummation of the transactions contemplated herein, prior to the
     Closing: (a) the board of directors and Shareholders of WNC shall have unanimously adopted and approved this Agreement and the transactions contemplated hereunder; (b) the Company shall have received all consents, waivers and releases from such Persons, including but not limited to the lessors of the real property described in Section 3.23 hereof, and on such reasonable terms as the parties shall agree to in advance, and (c) no Shareholder shall have exercised or given notice of any intention to exercise any dissenter rights under Section 1300, et seq of the California General Corporation Law.

2.5  CLOSING EVENTS.

     (a) DELIVERIES BY WNC AND SHAREHOLDERS. WNC and Shareholders shall, as to item (i) below, permit HTI to obtain, and, as to all other items, or cause to be delivered to HTI, at the Closing all the following:

        (i) Certificates of good standing from the appropriate authorities, issued as of a date within thirty (30) days prior to the Closing Date, certifying that WNC is in good standing as a corporation in the state of California, such document to be obtained by HTI;

        (ii) Incumbency certificates dated the Closing Date with respect to the respective officers of WNC executing this Agreement and any other document delivered pursuant hereto on behalf of WNC, a form of which has been provided in advance by HTI;

        (iii) Copies of the resolutions of WNC's board of directors and Shareholders approving this Agreement and authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary (or other comparable officer) of WNC as of the Closing Date;

        (iv) The certificates contemplated by Sections 6.1 and 6.2, duly executed by the chief executive officer and principal accounting and financial officer of WNC.

        (v) Stock certificate(s) representing the WNC Shares, endorsed in blank or accompanied by duly executed assignment documents, and instructions directing the cancellation hereof, including one or more certificates representing the Pledged Stock, reflecting an aggregate of shares of WNC's common stock registered in the name of the Company;

        (vi)  Resignations, in writing, of all officers and directors of WNC;

        (vii) Promissory Notes representing the Shareholder Debt marked "Paid. in Full" and manually signed by the named payee;

        (viii) Fully executed copies of the Non-Competition Agreements signed by each Shareholder; and

        (ix) The lessor consents, amendments and other documents contemplated by Section 2.4 and 5.6(a)

     In addition to the above deliveries, WNC and Shareholders shall take all steps and actions and execute and deliver such other certifications and documents as HTI may reasonably request or as may otherwise be necessary to consummate the transactions contemplated hereby.

     (b)  DELIVERIES BY HTI.  Subject to fulfillment or waiver of the conditions
          -----------------
          set forth in Articles V and VI, HTI shall deliver or cause to be delivered at Closing the following:

        (i) Certificates of good standing from the appropriate authorities, issued as of a date within thirty (30) days prior to the Closing Date certifying that HTI is in good standing as a corporation in the state of Utah;

        (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of HTI executing this Agreement and any other document delivered pursuant hereto on behalf of HTI;

        (iii) Copies of resolutions of the board of directors of HTI authorizing the execution and performance of this Agreement and the transactions contemplated hereunder, certified by the secretary or an assistant secretary of HTI as of the Closing Date;
        (iv) Cashier's checks in U.S. dollars, drawn on a California bank and payable to the respective Shareholders in the amounts determined in accordance with Section 2.3 (a) hereof;

        (v) Fully executed Company Notes payable to the respective Shareholders in the amounts determined in accordance with Section
               2.3 (a) hereof;

        (vi) Stock certificates representing the AvTel Shares registered in the names of the respective B Shareholders in the amounts determined in accordance with Section 2.3 (b) hereof; and

        (vii) The Pledged Stock and the fully executed Pledge and Security Agreement.

        (viii) A certificate dated the Closing Date executed by officers of HTI and AvTel certifying that HTI and AvTel have received all documentation required and requested of WNC and the Shareholders pursuant to this Agreement and the agreements contemplated hereby.

        (ix) Fully executed UCC - 1 financing statements relating to the Collateral referred to in the Pledge Agreement.

     In addition to the above deliveries, HTI and AvTel shall take all steps and actions as WNC or Shareholders may reasonably request and execute and deliver such other certificates and documents as may otherwise be necessary to consummate the transactions contemplated hereby.

2.6 ADJUSTMENT TO PURCHASE CONSIDERATION. The amount payable by the Company as the Deferred Payment and under the Company Notes pursuant to Section 2.3(a) hereof shall be subject to adjustment in accordance with this Section 2.6.

     (a) POST CLOSING AUDIT. On or about March 1, 1997, the Company shall, with the assistance and cooperation of WNC's accountant, Ms. Sandra Grunewald (provided such accountant undertakes this engagement diligently and in a timely manner), conduct a Post Closing Audit for the purpose of, among other things, preparing a balance sheet of WNC as of the Effective Date (The Effective Date" Balance Sheet"). The Effective Date Balance Sheet shall be prepared from the internal books and records of WNC in a manner consistent with WNC's previous practices. A copy of such Effective Date Balance Sheet will be furnished to each Shareholder as promptly as practical following its completion.

     (b) TOTAL AVAILABLE CASH ADJUSTMENTS. If the Total Available Cash as of the Effective Date as shown on the Effective Date Balance Sheet prepared in accordance with Subsection 2.6(a) above (consisting of the sum of the (i) total aggregate amount of cash, plus (ii) the accounts
                                                         ----
          receivable, minus twenty percent (20%) of said accounts receivable and minus any receivable account with a due date in excess of 90 days,

          minus (iii) accounts payable and accrued payroll expenses as at and
          -----
          through January 31, 1997), exceeds $65,000, the excess, if any, shall be paid to the Shareholders as follows:

               TOTAL AVAILABLE                AMOUNT OF EXCESS
               CASH                           PAYABLE TO
                                              SHAREHOLDERS

               $65,001 - $95,000              100% of amount over $65,000

               $95,001 and over               100% of amount over $65,000 up to
                                              $95,000 plus 50% of amount over
                                              $95,000

          The amount of such excess payable to each Shareholder shall be determined prorata on the basis of such Shareholder's Proportionate Interest. The Shareholders shall not be entitled to any adjustment in the purchase consideration pursuant to this Section 2.6(b) if the Total Available Cash is less than $65,000. Any additional payment due the Shareholders pursuant to this Section 2.6(b) shall be due and payable, without interest, at the same time as the Deferred Payments as described in Section 2.3(a) hereof.

     (c)  MARKET ADJUSTMENT.   For purposes hereof, the term "Market Price"
          shall be the average mean between the bid and ask prices of AvTel's Common Stock as reported on the NASD Bulletin Board trading system over the period of ten (10) Trading Days immediately following the Closing Date. In the event the Market Price is less than $1.00 per share, the Company will pay to the B Shareholders an additional amount (the "Market Adjustment") determined by multiplying the difference between the Market Price and $1.00 by 35,000. Each B Shareholder shall be entitled to receive an amount determined by multiplying the aggregate Market Adjustment by such B Shareholder's Proportionate Interest. If no more than $1,000, in the aggregate, the Market Adjustment shall be paid in a lump sum as a Deferred Payment to the B Stockholders on the basis of such B Stockholder's Proportionate Interest sixty (60) days after Closing. Otherwise, the payment of the Market Adjustment shall be made pursuant to promissory notes in the same tenor as the Company Notes in two equal installments on October 15, 1997 and February 15, 1998, respectively. Such fully executed promissory notes shall be delivered to the B Shareholders by HTI not later than twenty (20) days following the Closing Date.


                                  ARTICLE III
                  REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                            WNC AND THE SHAREHOLDERS

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business operations, results of operations or prospects of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" or "Material Adverse Change" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole. As an inducement to, and to obtain the reliance of HTI and AvTel, except as set forth in a disclosure schedule dated as of the date hereof and delivered by WNC and the Shareholders to HTI (the "WNC Disclosure Schedule") WNC and the Shareholders jointly and severally represent and warrant as of the date hereof and as of the Closing Date, that to the best of their information, Knowledge and belief :

3.1 ORGANIZATION. WNC is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the state of California and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinance, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a Material Adverse Effect. This Agreement and the other agreements contemplated herein have been duly executed and delivered by the Shareholders and WNC, as the case may be, have been authorized by all necessary corporate and other action of the Shareholders and WNC and constitute the legal, valid and binding obligations of each of the Shareholders and WNC, enforceable against each such party in accordance with their terms, as applicable, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

3.2 CAPITALIZATION. The authorized capitalization of WNC consists of 100,000 shares of common stock, no par value (the "WNC Stock"), of which 20,000 WNC Shares are issued and outstanding, consisting of 20,000 shares registered in the names of the Shareholders as set forth in EXHIBIT B. All issued and outstanding shares of WNC Stock are duly authorized, legally issued, fully paid, and nonassessable, are not subject to any preemptive or other right of any Person created by statute, the Articles of Incorporation or Bylaws of WNC and are free of any Liens. There are no dividends or other amounts due or payable with respect to any of the WNC Shares. WNC does not presently own, directly or indirectly, any interest in any subsidiary or in any other corporation, association, joint venture or other business entity. WNC is not subject to any material liabilities or obligations of any nature whatsoever resulting from the conversion of any predecessor entities into WNC. The issuance of the WNC Shares to the Shareholders complied in all material respects with all applicable provisions of the Securities Act and the California Corporate Securities Law and all similar laws of other states in which any Shareholder resides.

3.3  FINANCIAL STATEMENTS.

     (a) The financial statements of WNC, including the notes thereto and consisting of the unaudited Statement of Assets, Liabilities & Equity
          - Modified Cash Basis of WNC (the "WNC Balance Sheets"), as of December 31, 1996 (the "Balance Sheet Date"), and the related unaudited Statements of Revenues and Expenses - Modified Cash Basis for the one and three Month Periods ended December 31, 1996 (the "Statements of Operations") (collectively the "Financial Statements") present fairly the results of operations and financial position of WNC for the periods and as of the dates indicated, based on the modified cash basis accounting principles umder which they were prepared.
          True and correct copies of such Financial Statements are set forth in the WNC Disclosure Schedule. The internal books and records of WNC from which such Financial Statements were prepared do not contain any information which is false or misleading in any material respect, based on the modified cash basis accounting principles under which they were prepared. Such Financial Statements are complete and accurate in all material respects.

     (b) WNC did not have, as of the Balance Sheet Date except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute, contingent or otherwise) which should be reflected in a balance sheet or the notes thereto prepared in accordance with the modified cash basis accounting principles under which they were prepared. All assets, properties, equipment and rights, real or personal, tangible or intangible ("Assets") reflected in the WNC Balance Sheets including the Collateral as that term is defined in the Pledge Agreement, present fairly the Assets of WNC in accordance with the modified cash basis accounting principles under which they were prepared and WNC owns good and marketable title to all such Assets free and clear of any Liens. The accounts receivables reflected in the WNC Balance Sheets arose in the ordinary course of WNC's business. The Statements of Operations present fairly the consolidated financial position and results of operations of WNC as of their respective dates and for the respective periods covered thereby, based on the modified cash basis accounting principles under which they were prepared.

     (3) The books and records, financial and otherwise, of WNC and its subsidiaries are in all material respects complete and correct and have been maintained in accordance with modified cash basis accounting principles so as to accurately and fairly reflect the transactions and dispositions of the assets and liabilities, actual, contingent or otherwise, of WNC, based on said modified cash basis accounting system.

3.4 INFORMATION. The information concerning WNC and the Shareholders set forth or otherwise provided or furnished in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby including the WNC Disclosure Schedule and the representations and warranties contained herein, is complete and accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made not misleading. True and correct copies of each of the written contracts, agreements and leases listed in the WNC Disclosure Schedule have been delivered to the Company on or prior to the Closing Date and there are no amendments, revisions or changes, oral or in writing, to any of the foregoing.

3.5 OPTIONS; EQUITY INTERESTS. Except as set forth in the WNC Disclosure Schedule, there are no existing options, warrants, calls, rights, agreements or commitments of any character relating to the authorized and unissued capital stock of or equity participation in WNC ("Equity Interest") and no Person has such an Equity Interest . Neither WNC nor any Shareholders are a party to or obligated under any agreement, contract, understanding, commitment or arrangement, expressed or implied, oral or in writing obligating them, jointly or severally, to either (a) issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any WNC Shares or (b) grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such Equity Interest.

3.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the Balance Sheet Date:

     (a) WNC has conducted its business in the ordinary course and there has not been (i) any material change, event or condition in the business, operations, properties, level of inventory, assets, or condition of WNC or (ii) any damage, destruction, or loss that has resulted in or might reasonably expect to result in a Material Adverse Affect;

      (b) WNC has not except in the ordinary course of business and except, as to Clause (i) hereof, as to an amendment to its bylaws, which amendment has been unanimously approved by the Shareholders for the purpose of removing certain rights of first refusal among WNC and the Shareholders (a copy of which has been provided to the Company), (i) amended its articles of incorporation or bylaws; (ii) declared, set aside, made, or agreed to declare, or make any dividends or distributions of any assets of any kind whatsoever or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;
          (iii) waived any material rights; (iv) made any material change in management, operations, or accounting;

          (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of kind or any severance or termination pay to any present or former officer, director or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers, directors or employees;
          (viii) made any increase in any profit-sharing, bonus, or other employee benefit plan; or (ix) made any representation, agreement, promise or commitment of any nature whatsoever, expressed or implied, on behalf of the Company or AvTel, with respect to any of the matters referred in the preceding clauses (i) through (viii).

     (c) Neither WNC nor any Shareholders has (i) granted or agreed to grant any options, warrants, calls, commitments or other rights for the AvTel Shares, the WNC Shares or any of the capital stock of either the Company or AvTel; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any debt, obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) loaned or advanced funds or granted extensions of credit (or agreed to do any of the foregoing) to any Person or guaranteed, directly or indirectly, in any manner whatsoever, the payment or performance obligations, in whole or in part, of any other Person; (iv) paid or prepaid any material obligation or liability (absolute or contingent) other than current liabilities reflected on or shown on the WNC Balance Sheets included in the Financial Statements; (v) except in the ordinary course of business, accelerated or demanded early or advance payment or prepayment under any accounts receivable or other customer accounts;
          (vi) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; (vii) made or permitted any amendment or termination of any material contract, agreement, or license to which WNC is a party; (viii) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); (ix) entered into, amended, modified or changed any Affiliate Transaction (as defined herein) or paid, discharged, released, waived, transferred, assigned, canceled or terminated any rights, duties liabilities or obligations under any Affiliate Transaction; or (x) made any representations, agreements, promises or commitments of any nature whatsoever, expressed or implied, on behalf of the Company or AvTel, with respect to any of the matters referred to in clauses (i) through (xi) of subparagraph (b) above or in the preceeding clauses
          (i) through (ix) of this subparagraph (c).

     (d) Neither WNC nor any Shareholders have, become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of WNC.

3.7 TITLE. WNC has good and marketable title to all of its properties, inventory, interests in properties, Intellectual Property and Assets (including Collateral as defined in the Pledge Agreement) in each case,
     free and clear of all Liens.   Each Shareholder has good and
     marketable title to its/his/her respective WNC Shares as reflected in EXHIBIT B, free and clear of all Liens.

3.8 LITIGATION. There are no actions, suits, or administrative or other proceedings pending, threatened, by or against WNC or any Shareholder or affecting any of them or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. There is no judgment, decree or order that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on WNC.

3.9 CONTRACTS. Except as set forth in the WNC Disclosure Schedule, there are no material contracts, agreements, franchises, leases, license agreements, or other commitments to which WNC is a party or by which any of its properties are bound. All contracts, agreements, franchises, license agreements, and other commitments to which WNC is a party or by which it is bound and which are material to its operations or financial condition are valid and enforceable. Neither WNC nor any Shareholder is a party to or bound by any material contract, agreement, lease, other commitment or instrument or any judgment, order, injunction, decree, or award which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties, assets, or condition of WNC. Neither WNC nor any Shareholder is a party to any contract, agreement, understanding, arrangement or commitment, oral or in writing, expressed or implied (a) regarding or relating to the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (b) relating to the borrowing of money; or (c) any guarantee of any obligation for the borrowing of money or otherwise.

3.10 MATERIAL CONTRACT DEFAULTS. Neither WNC nor any Shareholder is in default under the terms of any contract, agreement, lease, or other commitment which is material to the business, operations, properties, Assets, or condition, financial or otherwise, of WNC, and, there is no event of default or other event which, with notice or lapse of time or both, would constitute a default under any such contract, agreement, lease, or other commitment.

3.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any provision of WNC's Articles of Incorporation or Bylaws and will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, lease or instrument, expressed or implied, oral or in writing, to which WNC or any Shareholder is a party or to its his or her properties, Assets or operations are subject.

3.12 GOVERNMENTAL AUTHORIZATIONS. WNC has obtained all licenses, franchises, permits, and other governmental authorizations that are legally required to enable WNC to conduct its businesses as conducted on the date of this Agreement and as of the Closing Date.

3.13 COMPLIANCE WITH LAWS AND REGULATIONS. WNC has complied, in all material respects, with, and is not in material violation of, and has not received any notices of violation with respect to all applicable statutes and regulations of any federal, state, or other governmental entity, including, with respect to the WNC Shares, all applicable securities statutes and regulations.

3.14 INSURANCE. WNC has policies of insurance and bonds of the type and in the amounts customarily carried by Persons conducting businesses or owning assets similar to those of WNC. All of the insurable properties of WNC are insured for full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against, by persons operating similar properties. Such policies will be outstanding and in full force at the Closing Date. There is no material claim pending under any of these policies or bonds and all premiums due and payable under all such policies and bonds have been paid.

3.15 EMPLOYEE, OTHER RELATIONS. The WNC Disclosure Schedule sets forth a complete list of all Persons who (a) are, as of the date hereof, employed by WNC, or engaged by WNC as consultants or independent contractors under arrangements when services in excess of 20 hours in any week have been performed and (b) have been, at any time during the two (2) years preceding such date, employed by WNC or engaged by WNC as consultants or independent contractors under arrangements when services in excess of 20 hours in any week have been performed (the "WNC Employees"). WNC has complied in all material respects with all applicable laws, rules and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and has duly paid or accrued and is not liable for any arrears of wages or any payroll and other taxes or penalties for failure to comply with any of the foregoing. There have not been and are no written employment agreements in place or currently in effect for any of the WNC Employees and all such WNC Employees have been and are engaged as "at will" employees. No representations, warranties, commitments or understandings of any nature whatsoever, oral or in writing, expressed or implied, have been made, offered or entered into by WNC or any of its officers or directors or by any Shareholder to or with any Person on behalf of the Company or AvTel, or that might reasonably be expected to be on behalf of or attributable to the Company or AvTel, with respect to the terms or conditions of either this Agreement and the transactions contemplated herein or any employment relationship between such Person and either the Company or AvTel and any of their affiliates, including but not limited to duration, wages, salaries, bonuses, stock options, benefits or other matters relating to any such employment relationship.

3.16 AFFILIATE TRANSACTIONS. Except for the payment obligations owed by WNC to certain Shareholders as set forth in the Shareholder Debt (item 3.16 of the WNC Disclosure

     Schedule), WNC is not indebted to any Shareholder or to any director, officer, Affiliate, employee or agent of WNC or any of its Subsidiaries (except for amounts due WNC Employees as normal salaries pursuant to salary and compensation arrangements which have not been increased since November 1, 1996) and no such Person is either a party to or bound by a Shareholder Obligation or indebted to WNC or any of its subsidiaries, and there have been no other transactions of the following type or nature: (a) perquisites or other personnel benefits, (b) deferred compensation arrangements or agreements, (c) amounts reimbursed, paid or payable for the payment of taxes, or (d) employment, severance or other similar contracts including any plans or arrangements for any compensation or remuneration payable upon or in connection with any retirement, resignation, or termination of such Person's employment with WNC or any change in control of WNC ("Affiliate Transactions").

3.17 BROKERS' AND FINDERS' FEES. Neither WNC nor any Shareholder has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18 BOARD APPROVAL. The Board of Directors of WNC has unanimously approved this Agreement and determined that the Agreement is in the best interests of WNC.

3.19 INTELLECTUAL PROPERTY. WNC is not a party to and is not bound by any agreements or understandings with any of the Shareholders or any employees or consultants of WNC whereby any of such Persons owns any interest or right in any computer software, passwords, codes, data, documentation, improvements, trade and commercial secrets, or confidential or proprietary information ("Intellectual Property") used by WNC in its business as presently conducted by it or as expected to be conducted by it immediately following the Closing. WNC is not a party to and is not bound by any agreements or understandings with any Person whereby such Person has been granted any rights to use or disclose Intellectual Property. WNC's use of the Intellectual Property does not infringe on any patent or copyright interests of any third party, and no disclosure or use of any Intellectual Property has been made by any Shareholder, employee or consultant in any manner that would impair or lessen the value thereof to WNC.

3.20 TAXES. The Financial Statements properly and accurately reflect all accruals for all taxes, assessments or charges of a governmental nature, whether state, federal, local or otherwise, and whether in the nature of income, payroll, sales, value-added, ad-valorem, property or otherwise ("Taxes"). Neither WNC nor any Shareholder has any Tax deficiency or claim outstanding or assessed against it/him/her, or, proposed against it, and there is no basis for any such deficiency or claim, which is reasonably likely to result in the imposition of any Lien, claim or encumbrance on the business assets or properties of WNC. All Tax and information returns and reports required to be filed by WNC have been duly and timely filed and all Taxes which were required to be paid have been paid.

3.21 NO TERMINATION OF BUSINESS RELATIONSHIP. None of the entities with which WNC has a material business relationship or any other present, material customer of WNC has given notice or other indication of any intention to cancel, amend, change or otherwise terminate or modify a material business relationship with WNC and neither the Shareholders nor WNC are aware of any event (including, without limitation, the transactions contemplated hereby) which would precipitate the cancellation or termination of, or entitle any such entity or customer to terminate, such material business relationship.

3.22 CONSENTS OF NON-GOVERNMENTAL THIRD PARTIES; THIRD PARTY INTERESTS. No consent, waiver or approval of any non-governmental third parties is necessary for the consummation by WNC and the Shareholders of the transactions contemplated hereby. Neither the Shareholders nor WNC are bound by any oral or written agreement with any third party to sell the WNC Shares or any interest therein, including any agreement with respect to any merger, consolidation or sale of all, or substantially all, the assets of WNC or otherwise.

3.23 PROPERTIES. WNC does not own or hold title to any real property. With respect to the property and assets it leases, WNC is in compliance in all material respects with such leases and holds a valid leasehold interest in such property and assets free of any liens or encumbrances of any kind whatsoever. The WNC Disclosure Schedule sets forth a complete and accurate description of all rental contracts or lease agreements, written or oral, and all amendments thereto ("Lease") under which WNC occupies, rents, leases or use whether as a lessee, lessor, tenant, sublessor or sublessee any real property. Neither WNC nor any other Person who is a party to or bound by such Lease is in default thereunder.

3.24 [INTENTIONALLY OMITTED]

3.25 POWERS OF ATTORNEY; BANK ACCOUNTS. The WNC Disclosure Schedule lists (a) the names and addresses of all persons holding a power of attorney on behalf of WNC and (b) the names and addresses of all banks or other financial institutions in which WNC has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

3.26 ENVIRONMENTAL MATTERS.

     (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local environmental protection, occupational health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, without limitation, the Federal Water Pollution Control Act, Resource conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know, Occupational Safety and Health Act and other federal, state or local laws of similar effect, each as amended, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law, including, without limitation, petroleum, solvents, metals, and Polychlorinated Biphenyls (PCBs).

     (b) (i) The Shareholders and WNC have not received any notices, directives, violation reports, actions or claims from or by (1) any federal, state or local governmental agency concerning WNC and any Environmental laws; or (2) any Person alleging that, in connection with Hazardous Materials, conditions at any real properties leased by WNC have resulted in or caused or threatened to result in or cause injury or death to any person or damages to any property, including, without limitation, damage to natural resources, and the Shareholders are not aware that any such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) WNC does not currently lease, operate or own any real properties that are listed or are threatened to be listed on, nor has WNC disposed of its wastes at any property listed on, a "Superfund" List or with respect to which there is any pending proceeding or investigation under any Environmental Law, and the Shareholders are not aware that any such proceeding or investigation is threatened; (iii) throughout the period of operation of any real properties by WNC, WNC has operated and continues to operate such real properties in compliance with all Environmental Laws; (iv) the Shareholders are not aware that any underground storage tanks either are or have been located at of such real properties; (v) there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous materials used, generated, treated, stored, disposed of or handled by WNC at such real properties which would give rise to any liability under any Environmental Laws and the Shareholders are not aware that any spill, discharge or release or contamination or cleanup of or by Hazardous Materials has occurred on or to such real properties by any third party; (vi) WNC has not used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws;
          (vii) the Shareholders and WNC are not aware of any facts, events, or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which materially interfere with or prevent continued compliance by WNC with, or give rise to any present or potential liability (including with respect to past activities of WNC) under any Environmental Laws; and (viii) WNC has not released any other person from any claim under any Environmental Law nor waived any rights or defenses concerning any environmental conditions.

3.27 DISCLAIMER THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III ARE MADE ON THE BASIS OF WNC'S AND THE SHAREHOLDERS' KNOWLEDGE, INFORMATION AND BELIEF AND ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY OR ON BEHALF OF WNC AND THE SHAREHOLDERS AND NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY HAVE BEEN MADE BY OR ON BEHALF OF WNC AND THE SHAREHOLDERS WITH RESPECT TO THIS

     AGREEMENT, OR THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR WITH RESPECT TO WNC OR ITS BUSINESS, FINANCIAL CONDITION, PROSPECTS, TECHNOLOGY OR OTHERWISE.

                                   ARTICLE IV
                   REPRESENTATIONS, COVENANTS AND WARRANTIES
                            OF THE COMPANY AND AVTEL

     As an inducement to, and to obtain the reliance of, WNC and the Shareholders, HTI and AvTel jointly and severally represent and warrant as follows:

4.1 ORGANIZATION. Each of HTI and AvTel is and will be on the Closing Date a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and each has the corporate power to own all of its respective properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a Material Adverse Affect on its business, operations, properties, assets, or condition of HTI. The AvTel Shares, when, if and as issued pursuant to this Agreement will be duly authorized, fully paid and nonassessable.

4.2 APPROVAL OF AGREEMENTS. Each of HTI and AvTel has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions herein contemplated. The execution, delivery, and performance of this Agreement by each of HTI and AvTel has been duly authorized by all necessary corporate action on the part of each. This Agreement has been duly authorized, executed, and delivered by each of HTI and AvTel and is the legal, valid, and binding obligation of each enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, or other laws affecting enforcement of creditor's rights generally and by general principles of equity.

4.3 SECURITIES EXCHANGE ACT OF 1934. To the actual knowledge of the officers of AvTel and HTI, neither AvTel nor HTI has employed any manipulative device in connection with the issuance of the AvTel Shares as contemplated herein.

4.4 CONSENTS/APPROVALS/CONFLICT. Except for compliance with applicable federal and state securities laws, to the Knowledge of HTI and AvTel, no consent, approval, authorization or order of any court or governmental agency or other body is required either for HTI or AvTel to enter into this Agreement. To the Knowledge of HTI and AvTel, and based on the representations, warranties and covenants of WNC and the Shareholders in
     Section 5.3 herein, the execution, delivery, consummation or performance of this Agreement does not conflict with any existing law, rule, regulation or any decree of any court or governmental agency to which HTI or AvTel is subject and, except as contemplated by the Pledge Agreement, will not result in the creation of any Lien on the WNC Stock.

4.5 INVESTMENT INTENT. HTI is acquiring the WNC Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (a) in an offering covered by a registration statement filed with the Commission under the Securities Act covering the WNC Shares or (b) pursuant to an applicable exemption under the Securities Act.

4.6 DISCLOSURE OF INFORMATION. HTI and AvTel acknowledge that they or their representatives have been furnished with sufficient information regarding WNC and its business, assets, results of operations and financial condition to allow HTI and AvTel to make an informed decision regarding an investment in the WNC Shares. HTI and AvTel further acknowledge that they have had an opportunity to conduct extensive "due diligence", including, but not limited to, on-site inspection and auditing of books, records, (including, but not limited to, Articles of Incorporation, Bylaws, Shareholder and Board of Director Minutes, Stock Register and Stock Certificates, Shareholder Agreements and communication with the California Department of Corporations), contracts, leases, company forms, tangible and non-tangible assets, and have been furnished by WNC and the Shareholders with all documentation requested by HTI and AvTel and by their representatives. HTI and AvTel further represent that they have had an opportunity to ask questions of and receive answers from the WNC personnel regarding WNC and its business, assets, results of operation and financial condition.

4.7 INVESTMENT EXPERIENCE. HTI and AvTel acknowledge that they are able to fend for themselves, can bear the economic risk of their investment in the WNC Shares and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the WNC Shares.

4.8 RESTRICTED SECURITIES. HTI and AvTel understand that the WNC Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the WNC Shares will be characterized as "restricted securities" under federal securities laws and that, under such laws and applicable regulations, the WNC Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, HTI and AvTel represent that they are familiar with Rules 144 and 147 promulgated under the Securities Act, as currently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

     HTI and AvTel further represent and understand that the WNC Shares have not been registered under the California Corporate Securities Law of 1968, as amended (the "California Law") and was originally sold in reliance upon an exemption from registration provided by Section 25102(f) of the California Law. The California Law provides that such securities may not be resold or transferred in the State of California without registration under the California Law or pursuant to an exemption from such registration requirement.

     Further, the certificates representing the WNC Shares shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF CALIFORNIA OR ANY OTHER STATE AND MAYBE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED UNDER THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

4.9 RESTRICTIONS ON FURTHER SALE OF WNC SECURITIES. HTI and AvTel represent, warrant, and agree that, until HTI and AvTel's obligations under the Deferred Payments and Company Notes(s) have been fully paid, canceled or discharged, or until the Pledged Stock (as defined in the Pledge Agreement) is released pursuant to Section 4.2 of the Pledge Agreement, whichever first occurs, they will not cause WNC to issue, or to grant options, warrants, rights, agreements or commitments of any character relating to the authorized, issued or unissued capital stock of WNC, nor to authorize or issue any new classes of stock of WNC.

4.10 DISCLAIMER. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY OR ON BEHALF OF HTI OR AVTEL AND NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY HAVE BEEN MADE BY OR ON BEHALF OF HTI OR AVTEL, ITS OFFICERS, DIRECTORS, AGENTS, REPRESENTATIVES OR SHAREHOLDERS WITH RESPECT TO THIS AGREEMENT, OR THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR WITH RESPECT TO HTI OR ITS BUSINESS, FINANCIAL CONDITION, PROSPECTS, TECHNOLOGY OR OTHERWISE.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

5.1  [INTENTIONALLY OMITTED]
     -----------------------

5.2  [INTENTIONALLY OMITTED]
     -----------------------

5.3 SECURITIES LAWS MATTERS - AVTEL SHARES. The consummation of this Agreement and the transactions contemplated herein, including the issuance of the AvTel Shares, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

     (a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, WNC and each B Shareholder acknowledge and concur in the following representations and warranties:

          (i) WNC and each B Shareholder acknowledges that neither the Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the AvTel Shares and that this transaction involves certain risks.

          (ii) WNC and each B Shareholder has such knowledge and experience in business and financial matters that they are capable of evaluating alone or together, with a "purchase representative" (as that term is defined in Rule 501(h) promulgated under the Securities Act), AvTel, its business operations and the merits and risks of acquiring AvTel Shares.

          (iii) All information which WNC and each B Shareholder has provided to HTI, AvTel or their respective agents or representatives concerning their suitability and intent to hold the AvTel Shares following the transactions contemplated hereby is complete, accurate and correct.

          (iv) Neither WNC nor any B Shareholder has offered or sold any AvTel Shares or other securities of AvTel or interest in this Agreement and have no present intention of dividing the AvTel Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

          (v) WNC and each B Shareholder understand that the AvTel Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject AvTel Shares may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of

                 "distribution" and that any subsequent disposition of the subject AvTel Shares can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 promulgated under the Securities Act, which allows sales of securities in reliance upon Rule 144 only in limited amounts in accordance with the terms and conditions of that rule, after two years after the date the AvTel Shares are acquired, as calculated in accordance with Rule 144(d). After three years from the date the AvTel Shares acquired are fully paid for, as calculated in accordance with Rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

          (vi) Each B Shareholder acknowledges that the AvTel Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Neither HTI nor AvTel is under any obligation to register the AvTel Shares under the Securities Act, except as may be expressly agreed to by it in writing. If Rule 144 is available (and no assurance is given that it will be except as expressly set forth in this Agreement), after two years and prior to three years following the date the Shares are fully paid for, only routine sales of AvTel Shares in limited amounts can be made in reliance upon Rule 144 in accordance with the terms and conditions of that rule. Neither HTI nor AvTel is under any obligation to make Rule 144 available, and in the event Rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Shareholders can sell, transfer, or otherwise dispose of such AvTel Shares without registration under the Securities Act. AvTel's registrar and transfer agent will maintain a stop transfer order against the registration or transfer of the AvTel Shares and the certificate representing the AvTel Shares will bear a legend in substantially the following form so restricting the sale of such securities:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, FOR THE ACCOUNT OF THE REGISTERED HOLDER, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          (vii) AvTel may refuse to register further transfers, or resales of the AvTel Shares in the absence of compliance with Rule 144 unless the B Shareholders furnish the issuer with a "no-action" or interpretive letter from the Commission or an opinion of counsel reasonably acceptable to AvTel stating that the transfer is proper. Further, unless such letter or opinion states that the AvTel Shares are free of any restrictions under the Securities Act, AvTel may refuse to transfer the AvTel Shares to any transferee who does not furnish in writing to it the same representations and agree to the same conditions with respect to such AvTel Shares as set forth herein. AvTel may also refuse to transfer the AvTel Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     (b) In connection with the transactions contemplated by this Agreement, AvTel, HTI, WNC and the B Shareholders shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by AvTel to be necessary or appropriate in an effort to document reliance on such exemptions, including a notice on Form D to be filed with the Commission, and the appropriate regulatory authority in California unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     (c) In order to more fully document reliance on the exemptions as provided herein, WNC and the B Shareholders shall execute and deliver to HTI and AvTel, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like, as AvTel and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

     (d) WNC and the B Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

     (e) WNC AND EACH B SHAREHOLDER ACKNOWLEDGE THAT THE AVTEL SHARES INVOLVE A NUMBER OF RISKS AND THAT, PRIOR TO THE CLOSING THEY HAVE RECEIVED AND CONSIDERED ALL THE INFORMATION CONTAINED IN THE FOLLOWING MATERIALS:
          (i) AVTEL COMMUNICATIONS, INC. CONFIDENTIAL MEMORANDUM DATED JANUARY 31, 1997; (ii) AVTEL'S COMBINED FORM OF NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND PROXY RELATING TO THE ANNUAL MEETING OF AVTEL'S SHAREHOLDERS ON FEBRUARY 27, 1997; (iv) AVTEL'S REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996.

5.4  [INTENTIONALLY OMITTED]
     -----------------------

5.5  DISCHARGE OF OBLIGATIONS AND RELEASE.   Each of the Shareholders
     acknowledges and agrees that the Purchase Consideration provided herein and the agreements and covenants of the Company set forth herein constitutes a full, complete and final payment, satisfaction and discharge of any and all contracts, agreements, arrangements, plans, debts, claims, obligations or liabilities, whether due or to become due and whether actual, contingent or otherwise, whether written or oral, expressed or implied, with or involving WNC in connection with, arising from or relating, in any manner whatsoever, to any agreement, representation, warranty, covenant, understanding, obligation, covenant or contract, expressed or implied, written or oral, between the Shareholder and WNC, relating in any manner whatsoever to all employment, director, debt, loan, financing, sales, distribution, marketing, advertising, promotion, finder, representative, professional, consulting, advisory or other similar agreements of whatsoever nature to which WNC is a party or by which it is bound, directly or indirectly, contingently or otherwise ("WNC Agreements"). Each Shareholder, on behalf of itself and each of its heirs, representatives and successors in interest (herein "Releasors") hereby releases and forever discharges WNC from (a) each and every right, claim, debt, demand, loss, action, cause of action, damage, penalty, suit and proceedings of every kind (including without limitation any claims for attorneys' fees and other costs and expenses related thereto), at law or in equity, whether known or unknown, payment or performance obligations, duties or liabilities of whatsoever nature (including, but not limited to, finders', advisory or other fees, payments or other forms of remuneration or compensation) which such Releasors ever had, now have or may in the future have relating to or arising from the WNC Agreements. Each Releasor hereby further agrees and acknowledges that this release extends to all rights granted such Releasors under any state or federal law or regulation limiting the effect of such release, including, without limitation, the provisions of (S)1542 of the California Civil Code, WHICH ARE HEREBY EXPRESSLY WAIVED. Said
     (S)1542 of the California Civil Code reads as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

     Thus, notwithstanding the provisions of (S)1542, and for the purpose of implementing a full and complete release and discharge of all claims, such Releasor expressly acknowledges that the release provided by such Releasor pursuant to this Section 5.5 is intended to include in its effect, without limitation, all claims which such Releasor does not know or suspect to exist in its favor at the time of execution hereof, and that such release contemplates the extinguishment of any such claims.

5.6 SPECIAL COVENANTS REGARDING SANTA BARBARA LEASE AND COMPANY NOTES. WNC and the Shareholders jointly and severally represent, warrant, covenant and agree as follows:

     (a) Prior to the Closing, WNC shall have entered into an amendment agreement with respect to that certain Lease dated May 8, 1995 between WNC and The Howard Family Trust, Lessor, for the property located at 7 West Figueroa, Santa Barbara, California ("Santa Barbara Lease") to the effect that the term of said Santa Barbara Lease shall terminate and expire on July 31, 1997. Such amendment (herein the "Lease Amendment") shall also provide that the maximum liability of the Lessee, WNC, with respect to such termination shall be a requirement to pay the Lessor the sum of $8,000.00. A true and correct copy of such Lease Amendment, duly executed by WNC and the Lessor shall have been furnished to the Company prior to the Closing.

     (b) If any time after the Closing any of the Shareholders wish to sell, assign or transfer to any third party (herein a "Note Purchaser") any right title or interest in one or more of the Company Notes or if any Shareholder receives an offer from a Note Purchaser to acquire or purchase any one or more Company Notes, provided HTI is not in default with respect to payment to such Shareholder with respect to a Company Note, such Shareholder shall not purchase, transfer, assign or convey any Company Note or any interest therein without complying with the following provisions:

          (1) The Shareholder desiring to sell, transfer or assign any Company Note or receiving an offer for it to acquire any interest in the Company Note shall give immediate written notice ("Refusal Rights Notice") of such transaction to AvTel and HTI, such notice to include the name of the proposed Note Purchaser and full and complete details with respect to the price and other terms applicable to the proposed purchase or acquisition of the Company Note. HTI and AvTel agree that, after receipt of the notice described in subclause (1), the only contact either HTI or AvTel or their agents may initiate with such proposed Note Purchaser shall be to send a copy of such notice to such proposed Note Purchaser with a one sentence letter reading as follows: "Kindly verify that the information provided on the enclosed Refusal Rights Notice is accurate by returning this letter in the enclosed stamped, self-addressed envelope with either the notation "Correct" or "Incorrect." If a letter, verifying such information and signed by the proposed Note Purchaser accompanies the Refusal Rights Notice sent by the Shareholder, then no contact with the proposed Note Purchaser shall be made by HTI, AvTel or any agent of either of said companies. Any violation of this provision by HTI or AvTel shall entitle the Shareholder giving notice of the sale, transfer or assignment, upon written notice given within five (5) business days after becoming aware of such violation to accelerate the due date of the subject Note, and such Note shall be due and payable in full within thirty (30) days following receipt of such notice of violation.

          (2) The Refusal Rights Notice shall be delivered by Certified Mail, Return Receipt Requested, and the Shareholder giving such Refusal Rights Notice shall not, for a period of 20 days following receipt of the Refusal Rights Notice by AvTel, sell, transfer, assign or convey any interest in the Company Note which is the subject of such Refusal Rights Notice, (such period being referred to herein as the "Purchase Period");

          (3) HTI and AvTel are each hereby granted a right of first refusal to purchase the Company Note on the same terms and conditions as set forth in the Refusal Rights Notice, such purchase rights shall be exercisable by notice (the "Purchase Notice") given by HTI or AvTel to the Shareholder at any time within such Purchase Period and payment in full thereof shall be made by HTI or AvTel, as the case may be to the Shareholder not later than ten days following the expiration of the Purchase Period and such Shareholder hereby covenants, promises and agrees to transfer, assign, set over and deliver and convey to HTI or AvTel, as the case may be, all right, title and interest in the Company Note which is subject to such Refusal Rights Notice upon receipt of the purchase price from HTI or AvTel as the case may be.

                                   ARTICLE VI

                            [INTENTIONALLY OMITTED]

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1 NO REPRESENTATION REGARDING TAX TREATMENT; LEGAL REPRESENTATION. No representation or warranty is being made by any party to any other party regarding the treatment of this transaction for federal or state tax purposes. Each party has relied exclusively on its own accounting, tax, legal and other advisors regarding the treatment of this transaction for federal and state income taxes and no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other advisor has been made. HTI has been represented by the law firm of Price, Postel & Parma LLP as its separate counsel in connection with this Agreement and the transactions contemplated herein. The Shareholders have been represented by Christiana G. Bryson, Esq. as to their separate counsel in connection with this Agreement and the transactions contemplated herein. WNC has had the opportunity to be represented by separate legal counsel.

     7.2 GOVERNING LAW VENUE. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, with the laws of the state of California, without giving effect to the provisions thereof regarding conflicts of laws. Except as limited by the provisions of Section 8.3 herein (Dispute and Arbitration), the parties specifically agree to submit to the jurisdiction of the courts of Ventura County, California.

     7.3 NOTICES. All notices, demands, requests, or other communications required or authorized hereunder (except for the Refusal Rights Notice which shall be furnished in the manner described in Section 5.5(b) hereof) shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

      If to HTI or AvTel:   AVTEL COMMUNICATIONS, INC.
                            Attn.:  James P. Pisani
                            130 Cremona Drive
                            Goleta, CA  93117
                            Telecopier No. 805\685-9685

      With a copy to:       Raymond P. Le Blanc, Esq.
                            Price, Postel & Parma, LLP
                            200 East Carrillo Street, Suite 400
                            Santa Barbara, CA  93101
                            Telecopier No.:  (805) 965-3978

      If to Shareholders:   The addresses listed in
                            Exhibit B attached hereto.


      With a copy to:       Christiana G. Bryson, Esq.
                            Attorney at Law
                            586 Poli Street
                            Ventura, CA  93001
                            Telecopier No.: (805) 653-5377

     or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

     7.4 ATTORNEYS' FEES. Except as otherwise provided in this Agreement and, specifically, as limited by the provisions of Article VIII ("Indemnification"), in the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non-prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.5 THIRD-PARTY BENEFICIARIES. This contract is solely among HTI, the Shareholders, WNC, and AvTel and except as otherwise specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     7.6 ENTIRE AGREEMENT. This Agreement and the agreements contemplated herein represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement, and the agreements contemplated herein, alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     7.8 AMENDMENT OR WAIVER. Except as otherwise provided in this Agreement and, specifically, as limited by the provisions of Article VIII ("Indemnification") every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

     7.9 PRESS RELEASES AND ANNOUNCEMENTS. No party hereto shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith, after receiving the advice of counsel, is required by law or regulation (in which case the disclosing party will advise the other parties prior to making the disclosure).

     7.10 SPOUSAL CONSENT. By executing the spousal consents provided below, the undersigned, being Shareholders' spouses who are not named in the Agreement, verify that they have read the foregoing Agreement in its entirety and, in consideration of the premises, hereby express their acceptance of the same and agree to abide by its provisions. Each such spouse clearly understands and agrees to be bound by the provisions of the foregoing Agreement. This instrument is not a transfer or release of any rights which such spouse may have in any of the community property of his/her marriage. The signing of this Agreement by such spouse is for the purpose of showing his/her consent and approval of the foregoing Agreement and all of the terms and provisions thereof, and his/her agreement to be bound hereby.

     7.11 SERVICE OF PROCESS. Process in any action or proceeding referred to in paragraph 8.4 or any other judicial proceeding may be served on the undersigned anywhere in the world, whether within or without the State of California.

                                  ARTICLE VIII
                                INDEMNIFICATION

     8.1 SURVIVAL. The representations, warranties, covenants and agreements of WNC and the Shareholders and of HTI and AvTel shall survive the Closing. Notwithstanding the foregoing, by signing this Agreement, HTI and AvTel acknowledge receipt of all "due diligence" materials they have requested from WNC and the Shareholders, including, but not limited to, that information set forth in Exhibit F and HTI and AvTel acknowledge and agree that WNC and the Shareholders have afforded HTI and AvTel's officers and authorized representatives full access to the properties, books, and records of WNC (collectively, including due diligence materials, "WNC Information") and that HTI and AvTel have had full and adequate opportunity to make such investigations as they have desired into the WNC Information, including, but not limited to, financial and operating data and records of the business and properties of WNC. As a result, HTI and AvTel agree that, except for
          (1) fraud or intentional misrepresentations of WNC and the Shareholders and (2) claims by

          Persons who are not party(ies) to this Agreement nor related to a party to this Agreement ("third party Claims") and which third party Claims were outside the Knowledge of WNC and the Shareholders at the time of Closing, HTI and AvTel assume the risk of any adverse conditions, whether Material or otherwise, of which they were aware or should reasonably have been aware as the result of their Knowledge and/or investigation of the WNC Information.

     8.2 The parties agree that the representations, warranties, covenants and agreements of WNC and the Shareholders,which are made on the basis of WNC's and the Shareholders' Knowledge, information and belief, and set forth in Article III hereof and referenced in Section 8.1 hereof, have been included to protect HTI and AvTel only from the following:

          (1) fraud or intentional misrepresentions of WNC and the Shareholders; and

          (2) third party Claims, based on an event occurring prior to the Closing, of which neither WNC nor the Shareholders were aware at the Closing.

          Based on that understanding, WNC and the Shareholders hereby agree to indemnify and to hold HTI and AvTel harmless from and against:

          (1) any Material Adverse Effect based on fraud or intentional misrepresentations by WNC and the Shareholders as to the representations, covenants and warranties set forth in Article III hereof ("Material Adverse Effect") and

          (2) any and all actual causes of action, suits, and claims (individually a "Claim" and together "Claims") brought by any third party against HTI or AvTel for damages, assessments, losses, liabilities, costs and expenses (including legal and accounting fees and costs of defense) (collectively, "Damages") which arise out of any third party Claim(s) based on an event occuring prior to Closing of which neither WNC or any of the Shareholders had any knowledge, information or belief; provided, however:

          (1) HTI and AvTel shall promptly notify the Shareholders of any Claim(s) and/or Material Adverse Effect(s) and shall provide the Shareholders with an opportunity to participate, at their expense, in the resolution of such Claim and/or Material Adverse Effect; further provided:

          (2) that the entitlement of HTI and AvTel to indemnification from WNC and the Shareholders with respect to this Section 8.2 shall be effective only to the extent that the aggregate amount of Material Adverse Effect and/or Damages exceeds $10,000, in which event HTI and AvTel shall be entitled to make a claim for all such Material Adverse Effect and/or Damages including the initial $10,000; further provided,

          (3) that neither AvTel nor HTI shall have any indemnity rights whatsoever, whether under this Section 8.2 or otherwise, with respect to any Material Adverse Effect or Claim of which the Shareholders are first notified after one (1) year following the Closing Date; further provided,

          (4) that in no event will any Shareholder's maximum liability for indemnification pursuant to this Agreement or pursuant to any cause of action arising by right of any statutory or common law right or remedy of HTI or AvTel, including, but not limited to, fraud and/or intentional misrepresentation, exceed such Shareholder's Proportionate Interest in the total aggregate amount of consideration paid or payable hereunder in cash, under the Company Notes (either as principal, as accured interest or otherwise) and in the form of the AvTel Shares (measured on the basis of the total value of the AvTel Shares as determined on the basis of the Market Price, as that term is defined in Section 2.7(c) herein);

          (5) that HTI and AvTel must follow the Dispute and Arbitration provisions of Section 8.4 hereof with respect to any recovery whatsoever from WNC and/or the Shareholders.

     8.3 The indemnification provisions set forth in Section 8.2 herein provide the sole remedy of HTI and AvTel, for any claims whatsoever, against WNC or any Shareholder relating to this Agreement, including, but not limited to, fraud and intentional misrepresentation.

     8.4 DISPUTE AND ARBITRATION. Should any dispute arise in connection with any of the provisions of this Agreement, the parties shall undertake reasonable efforts to engage in non-binding mediation and negotiation of such dispute through their respective representatives and, in connection therewith, shall meet both telephonically and in person, before proceeding to Arbitration.

          The mediation and negotiation phase of this provision shall be initiated by a letter from one of the parties to another party or parties setting forth the nature of the dispute.

          The parties shall, within ten (10) days after receipt of said letter by the opposing party(ies), set a place to meet and confer. Any party may bring a mediator to such meeting, or the parties may agree to a single mediator.

          If, within seven (7) days after the initial meeting, the matter has not been resolved, any party may elect to proceed to the arbitration phase of this dispute resolution provision. However, until the first day of arbitration hearings has actually begun, the parties shall continue to attempt to negotiate and mediate a resolution of the dispute.

          Any such Arbitration shall be conducted in accordance with the California Arbitration Act, Code of Civil Procedure (S)(S)1280 et seq. and Rules of the American Arbitration Association as then in effect and judgment upon an award rendered in such Arbitration shall be entered in any court having jurisdiction thereof. Any such Arbitration shall be conducted in Ventura, California, unless the parties agree to a different location. Each of the parties to such Arbitration proceeding shall be entitled to take depositions and to obtain discovery regarding the subject matter of the Arbitration and, to that end, may use and exercise all the same rights, remedies and procedures and shall be subject to all the same duties, liabilities and obligations in the Arbitration as if the Arbitration were pending as a civil action before the Superior Court of the State of California. In the event that the matter is heard by only one arbitrator, such arbitrator shall be a member of the State Bar of California. Subject to the maximum limit of liability for any Shareholder as set forth in Section 8.2 herein, the non-prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any resulting judgment and award.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date provided herein.

AVTEL COMMUNICATIONS, INC.       HI, TIGER INC.
                                 a Utah corporation


--------------------------       --------------------------
By:  Anthony E. Papa             By:   James P. Pisani
     President and Chief         Its:  Executive Vice President
     Executive Officer

                                 WESTNET COMMUNICATIONS, INC
                                 A California Corporation


                                 --------------------------
                                 By:   Howard M. Tamaroff
                                 Its:  Chief Financial Officer
SHAREHOLDERS

Theodore E. Padova               Howard M. Tamaroff


--------------------------       --------------------------

Hallas Color Photo Lab, Inc.     Christiana G. Bryson
dba Image Source, Inc.

By:
   -----------------------       --------------------------
   Theodore E. Padova, President

Kathleen Sweeney Jonsson         James D. Hennigan


--------------------------       --------------------------


Alan J. Noelle                   Joseph P. Gerardin


--------------------------       --------------------------

                                 Lisa Gerardin


                                 --------------------------

                               SPOUSAL CONSENTS
                               ----------------

          (Section 7.10 of the Agreement is here repeated in its entirety for the convenience of the Shareholders' Spouses):


     7.10 SPOUSAL CONSENT. By executing the spousal consents provided below, the undersigned, being the spouses of the Shareholders who are not named in the Agreement, verify that they have read the foregoing Agreement in its entirety and, in consideration of the premises, hereby express their acceptance of the same and agree to abide by its provisions. Each such spouse clearly understands and agrees to be bound by the provisions of the foregoing Agreement. This instrument is not a transfer or release of any rights which such spouse may have in any of the community property of his/her marriage. The signing of this Agreement by such spouse is for the purpose of showing his/her consent and approval of the foregoing Agreement and all of the terms and provisions thereof, and his/her agreement to be bound hereby.


----------------------------------     ----------------------------------

----------------------------------     ----------------------------------

----------------------------------     ----------------------------------

                            WNC DISCLOSURE SCHEDULE

     This WNC DISCLOSURE SCHEDULE dated as of February 1, 1997 (the "Disclosure Schedule") is made in connection with that certain Stock Purchase Agreement effective February 1, 1997 ("Acquisition Agreement"), by and among Hi, Tiger, Inc., a Utah corporation ("HTI" or the "Company"), AvTel Communications, Inc., a Utah corporation ("AvTel"), WestNet Communications, Inc., a California corporation ("WNC"), and Hallas Color Photo Lab Corporation, dba "The Image Source", Joseph P. Gerardin and Lisa Gerardin, Kathleen Sweeney, Theodore E. Padova, Howard M. Tamaroff and Christiana G. Bryson, James D. Hennigan and Alan
J. Noelle ("Shareholders"). Unless otherwise provided, capitalized terms used herein shall have the same meanings as are ascribed to them in the Acquisition Agreement. The section references contained in this Disclosure Schedule correspond to the sections under Article III of the Acquisition Agreement.

3.2  Disclosure regarding representation as to WNC's capital structure:

     One thousand (1,000) shares of WNC shares were issued to Jay Hennigan, a Shareholder, in February, 1996, pursuant to a decision of the Board of Directors of WNC and represents payment for past services rendered by Mr. Hennigan to WNC and satisfaction of certain other agreements. A Unanimous Written Consent of Directors, effective February 28, 1996, has been executed by all Directors and provided to HTI and AvTel's representatives.

3.3  The Financial Statements referenced in Section 3.3(a) are attached.

3.5 Prior to December 9, 1996, the date of the Letter of Intent, the Shareholders had engaged in negotiations with other entities (whose identities have not been provided to AvTel or HTI) regarding the sale of WNC. Those negotiations were terminated, no agreement or understanding, oral or written, was entered into or is in effect between or among such other entities and the Shareholders or WNC regarding any sale, divestiture or other form of acquisition of WNC.

3.9  MATERIAL CONTRACTS, ETC.

     (a) WNC is a party to a lease agreement dated May 8, 1995, with Howard Family Trust as Lessor, for the lease of office space at 7 West Figueroa, Santa Barbara, California, as amended by an Amendment to Lease signed on behalf of WNC on February 19, 1997, copies of which have been furnished to AvTel and HTI.

     (b) WNC is a sublessee of space at 4277 Transport Street, Suite D, Ventura, California, as confirmed in a letter (undated) and a letter, dated February 21, 1997, each signed by Howard Tamaroff on behalf of WNC and on behalf of the Sublessor, ISI, copies attached.

     (c) WNC is the assignee of Joseph Gerardin, a WNC Affiliate, as Tenant, under a Commercial Lease dated November 15, 1995, with Simi Plaza, Inc., Landlord, for space located at 4195 Valley Fair, No. 107, Simi Valley, California. The assignment is created under the Addendum to Rental Agreement and/or Lease executed by WNC on February 19, 1997, copy attached.

     (d) See Schedule of Obligations and Payments (attached).


3.15 WNC EMPLOYEES, ETC.

     OUTSIDE PROFESSIONAL CONSULTANTS: Christiana G. Bryson, Esq.; Sandra Grunewald, Cagianut and Grunewald, CPAs; Sandra Sunken, CPA (no written agreements exist with any of these professionals and the arrangements with them can be terminated at any time by WNC without liability to WNC, except for payment of invoices for outstanding fees and out of pocket expenses);Consulting Agreement/Retainer dated December 1, 1996, between WNC and West Marketing Enterprises ("Consultant"), copy provided to HTI.

     EMPLOYEES:

     (a) The following persons have executed memos dated February 1, 1997 concerning their employment with WNC (copies attached): Kathleen M. Luce, Marla Ann Ziemba, Karen Jackson, Tanya Denise Posche, William D. Bensen, Edward Wayne Haverly II, Jasen Michael Hall, David Spencer Wysinger, Kyle Joseph Toucher.

     (b) Other employees (* indicates former employees)

                 NAME              HIRE DATE   RATE OF PAY
          -------------------      ---------   ------------

          Kathleen S. Jonsson       05/15/95   $2,000/Mo.
          David L. Carmean*         05/28/95   $12.6923/Hr.
          Joshua G. Archer*         10/09/95   $10.00/Hr.
          Leslie C. Rubicam*        11/16/95   $10.00/Hr.
          Jamie L. Smith*           12/29/95   $10.96/Hr.
          Schy E. Gleason*          01/25/96   $10.00/Hr.
          Michael Eisman*           01/25/96   $10.00/Hr.
          Sean Hollick*             01/25/96   $10.00/Hr.
          Lisa Gerardin*            01/01/96   $3,000/Mo.
          Joseph P. Gerardin*       02/01/96   $3,000/Mo.
          James D. Hennigan         04/01/96   $2,000/Mo.
          Howard Tamaroff           05/01/96   $2,000/Mo.

3.16 Promissory Notes bearing interest at seven percent (7%), issued by WNC, each dated June 8, 1995, payable to the following persons in the original principal amounts indicated (copies provided to the Company):

               NAME                      ORIGINAL PRINCIPAL AMOUNT
               ----                      -------------------------
          ISI                                      $24,000
          Kathleen S. Johnsson                     $12,000
          Joseph P. and Lisa Gerardin              $16,000
          Theodore E. Padova                       $ 8,000
          Howard M. Tamaroff and
           Christiana G. Bryson                    $ 8,000
          James D. Hennigan                        $ 4,000
          Alan J. Noelle                           $ 4,000

     Copies of the Notes evidencing the Shareholders Debt owed by WNC have been separately provided to HTI and AvTel in the "Due Diligence" materials.

3.23 See leases described in (a), (b) and (c) of Item 3.9 above.

3.25 Persons who hold powers of attorney on behalf of WNC and the names, addresses of the banks and financial institutions in which WNC has any accounts.

          BANK ACCOUNTS             NAMES OF AUTHORIZED SIGNATORIES
          -------------             -------------------------------
     Santa Barbara Bank & Trust             James D. Hennigan
     250 South Mills Road                   Theodore E. Padova
     Ventura, CA  93003                     Howard M. Tamaroff
     Account No. 593 30002414

                                                                       EXHIBIT A
                                                                       =========

                            SECURED PROMISSORY NOTE

$
 ----------------
Santa Barbara, CA                                              February __, 1997

          FOR VALUE RECEIVED, the undersigned, Hi, Tiger, Inc., a Utah corporation ("Company") promises to pay to the order of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                         ("Holder") at
----------------------------------------

--------------------------------------------------------------------------------

                                     , California (or at such other place as
-------------------------------------
Holder shall notify the Company in writing) the principal amount of

--------------------------------------------------------------------------------
     Dollars ($               .00) and to pay interest on the unpaid principal
----           ---------------
balance hereunder from the date hereof at the rate of seven percent (7%) per annum.

          The principal shall be due and payable in two installments of
principal of $            and $                 with the first installment due
              -----------      ----------------
on October 15, 1997 and the second on February 15, 1998. Interest shall be due at the same time as principal.

          This Note may be prepaid, without premium or penalty, in whole or in part, at any time with accrued interest to the date of such prepayment on the amount prepaid. Any partial prepayment shall be credited and applied first to accrued but unpaid interest and the balance to principal and the interest shall cease to accrue on the amount of principal so prepaid.

          Interest payable hereunder shall be calculated on the basis of actual days elapsed (including the date on which such interest begins to accrue but excluding the date on which payment the principal is made) and on the basis of a 360-day, 12 month year. Interest not paid when due shall thereafter bear like interest as the principal. All payments under this Note shall be made in lawful currency of the United States of America in immediately available funds on the date of payment.

          This Note is made and delivered pursuant to that certain Stock Purchase Agreement (the "Acquisition Agreement") effective February 1, 1997 by and among the Company, the Holder as one of the Shareholders (as that term is defined in the Agreement) and WestNet Communications, Inc. Capitalized terms defined used in this Note and not otherwise used in this Note shall have the meanings defined in the Acquisition Agreement. This is one of the Company Note(s) referred to in the Acquisition Agreement.

     THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ACQUISITION AGREEMENT, INCLUDING BUT NOT LIMITED TO THE CHOICE OF LAW AND VENUE PROVISIONS. THOSE TERMS WHICH RESTRICT THE RIGHT OF THE HOLDER TO ASSIGN, SELL, TRANSFER OR CONVEY TO ANY THIRD PARTY ANY RIGHT, TITLE OR INTEREST IN THIS NOTE WITHOUT COMPLYING WITH THE NOTICE PROVISIONS AND FIRST REFUSAL RIGHTS SET FORTH IN THE AGREEMENT.

     THIS NOTE IS SECURED BY A PLEDGE AND SECURITY AGREEMENT, OF EVEN DATE HEREWITH.


          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed the day near first above written.


                              HI, TIGER, INC., A UTAH CORPORATION


                              ---------------------------------------
                              By:   James P. Pisani
                              Its:  Executive Vice President

                                                                       EXHIBIT B
                                                                       =========

                               SHAREHOLDER LIST

                                                                          NO. OF WNC
NAME AND SSN/EIN                   ADDRESS                               SHARES OWNED
----------------                   -------                               -------------

B SHAREHOLDERS
--------------
Theodore E. Padova                 524 Skyline Drive                          2,000
###-##-####                        Ventura, CA 93003

Howard M. Tamaroff                 2320 Kingsbridge Lane                      2,000
###-##-####                        Oxnard, CA   93035

and Christiana G. Bryson           2320 Kingsbridge Lane Oxnard, CA
                                   93035

Hallas Color Photo Lab             4532 Telephone Road                        6,000
 Inc., dba                         Suite 111
Image Source, Inc., a              Ventura, CA  93003
 corporation

A SHAREHOLDERS
--------------

Joseph P. Gerardin                 P.O. Box 816                               4,000
 and Lisa Gerardin                 Ojai, CA. 93024.

James D. Hennigan                  P.O. Box 1171                              2,000
                                   Goleta, CA  93116

Kathleen Sweeney Jonsson           1046 Miramonte Dr. #3                      3,000
                                   Santa Barbara, CA 93109


Alan J. Noelle                     2422 Las Positas Rd.                       1,000
                                   Santa Barbara, CA 93105

                                                                       EXHIBIT C
                                                                       =========

                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT ("AGREEMENT") is entered into this ____ day
                                                                       ----
of February, 1997, by and among WESTNET COMMUNICATIONS, INC., A CALIFORNIA CORPORATION ("AVTEL"), HI, TIGER, INC., a Utah corporation (the "COMPANY") and
              (the "SHAREHOLDER").
-------------

                                    RECITALS

A. WNC, the Company, Shareholder, AvTel Communications, Inc., a Utah corporation ("AvTel") and certain other Persons have entered into that certain Stock Purchase Agreement effective February 1, 1997 (the "ACQUISITION AGREEMENT");

B. The Acquisition Agreement contemplates that the Company will, after giving effect to the transactions contemplated by the Acquisition Agreement, acquire 100% of the issued and outstanding common stock of WNC from Shareholder and certain other Persons; and

C. As a material inducement for the Company and WNC entering into the Acquisition Agreement, the Shareholder has agreed not to compete with the Company, and to make certain other covenants with respect to the protection of confidential information.

     NOW, THEREFORE, in consideration of the Company, AvTel and WNC entering into the Acquisition Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS.  Capitalized terms not otherwise defined herein shall have the
     -----------
     same meanings as are ascribed to them in the Acquisition Agreement.

2.   NON-COMPETITION.  The Shareholder agrees that for a period (the "NON-
     ---------------
     COMPETITION PERIOD") commencing on the date hereof and expiring two (2) years thence, and so long as the Company is not in default under the Company Note issued to Shareholder pursuant to the Acquisition Agreement, the Shareholder shall not own or engage in, either directly or indirectly, as an officer, director, partner, sole proprietor or stockholder, any business that is engaged in the business of providing internet services or such other business in which WNC is or has been engaged at or prior to the date hereof (the "COMPETITIVE ACTIVITIES") within the geographic territories of Santa Barbara and Ventura Counties. Nothing herein shall prevent the Shareholder from either (a) owning less than one percent (1%) of the issued and outstanding capital stock of a company whose stock is publicly traded and which is materially engaged in any Competitive Activities, (b) accepting employment with any Person engaged in the business of providing internet services.

3.   NON-SOLICITATION.  During the Non-Competition Period, the Shareholder shall
     ----------------
     not, directly or indirectly, individually or on behalf of any Person solicit, aid or induce (a) any employee of WNC or any of its Affiliates to leave WNC or any such Affiliate, as the case may be, in order to accept employment with or render services for the Shareholder or such Person, or
     (b) any customer, client, vendor, supplier, distributor or sales representative of WNC (or similar Persons engaged in business with WNC) to discontinue the relationship or reduce the amount of business done with WNC or any of its Affiliates.

4.   CONFIDENTIALLY.  The Shareholder acknowledges that by virtue of its
     ---------------
     previous involvement with WNC, either in a capacity as a shareholder, officer, director or employee of WNC, Shareholder has been in the possession of Confidential Information. As used herein, the term Confidential Information means information relating to WNC's business, technology, trade, commercial or industrial practices and includes (a) computer software programs, information and networks, including codes, procedures, protocols, passwords or other similar devices or arrangements for accessing or using (by manual, electronic, telecommunication or other means) WNC's computers, data processing, electronic mail, voice mail or other telecommunication systems or networks; (b) production and assembly processes and methods, marketing techniques and strategies, mailing and customer lists, price lists and pricing policies, quoting procedures, financial information, customer names and lists, customer site information, vendor names and lists, new product and service development plans and strategies; (c) information regarding the general and specific skills, experience, backgrounds, salaries, compensation, performance evaluations and other information concerning the officers and employees of WNC; (d) discoveries, concepts, ideas, whether or not patentable or protectable by copyright, including technical information on products or services, techniques, trade secrets, "know-how", source codes, object codes; and (e) other materials or information related to the business or activities of the Company which are not generally known to others engaged in similar business or activities as that of WNC. Shareholder hereby agrees that he has not previously disclosed Confidential Information to any Person in any manner which would injure or jeopardize the confidential and proprietary nature of such Confidential Information. Shareholder further agrees that he will preserve in confidence that he will not use or disclose any Confidential Information without the prior express written consent of WNC. Shareholder further represents and warrants that all notes, memoranda, reports, drawings, blueprints, manuals, materials, data and other records of every kind, and whether restored or reflected unwritten, magnetic, optical or other media relating to the Confidential Information are and shall remain the property WNC and that all of such notes, memoranda, reports and alike have, on or before the date hereof, been surrendered by the Shareholder to WNC.

5.   REMEDIES.  The parties hereto recognize that WNC and the Company will
     --------
     suffer irreparable injury in the event of a breach of the terms of this Agreement by the Shareholder. In the event of a breach of the terms of this Agreement by the Shareholder, either WNC or the Company, shall be entitled, in addition to any other remedies and damages available in equity or at law, and without proof of monetary or damage, to a temporary and/or permanent injunction, with such surety or other bond or other form of security as may be required under the Code of Civil Procedure to restrain the violation of this Agreement by the Shareholder, and any persons acting for or in concert with him/it.

6.   SEVERABILITY.  Whenever possible, each provision of this Agreement shall be
     ------------
     interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or prohibited under applicable law, such provision shall be ineffective only to the extent of such invalidity or prohibition, without invalidating the remainder of this Agreement; provided, however, if any provision hereof is deemed unenforceable because of its scope in terms of geographical area, time or business activities, the parties hereto agree that the same may be enforceable to the fullest extent permissible under applicable law and public policy.

8.   SUCCESSORS AND ASSIGNS.  All covenants and agreements contained in this
     ----------------------
     Agreement by or on behalf of either party hereto shall bind and inure to the benefit of the parties hereto and their heirs, legal representatives, successors and assigns whether so expressed or not.

9.   GOVERNING LAW.  This Agreement shall be construed and enforced in
     -------------
     accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of California without giving effect to the provisions thereof regarding conflicts of laws.

10.  NOTICES.  All notices, demands, requests, or other communications required
     --------
     or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery:

           If to HTI or WNC:        WESTNET COMMUNICATIONS, INC.
                                    c/o AVTEL COMMUNICATIONS, INC.
                                    and HI, TIGER, INC.
                                    Attn.:  James P. Pisani
                                    130 Cremona Drive, Suite C
                                    Goleta, CA  93117
                                    Telecopier No. (805)685-9685

          With a copy to:           Raymond P. Le Blanc, Esq.
                                    Price, Postel & Parma, LLP
                                    200 East Carrillo Street, Suite 400
                                    Santa Barbara, CA  93101
                                    Telecopier No.:  (805) 965-3978

          If to Shareholder:
                                    ------------------

                                    ------------------

                                    ------------------

     or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

10.  DESCRIPTIVE HEADINGS; INTERPRETATION.  The descriptive headings of this
     ------------------------------------
     Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11.  COUNTERPARTS.  This Agreement may be executed simultaneously in two or more
     ------------
     counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

12.  ENTIRE AGREEMENT.  Except as expressly set forth herein, this Agreement and
     ----------------
     the agreements referenced herein embody the complete agreement and understanding between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

13.  AMENDMENTS AND WAIVERS.  No modification, amendment or waiver of any
     ----------------------
     provisions of this Agreement shall be effective unless approved in writing by each of the parties hereto. The WNC's or Company's failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and will not affect the right of WNC or the Company or AvTel to enforce each and every provision hereof in accordance with its terms.

14.  ATTORNEYS' FEES. In the event that any party institutes any action or suit
     ---------------
     to enforce this Agreement or to secure relief from any default hereunder or breach hereof the prevailing party or parties shall reimburse the non-prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

15.  SPOUSAL CONSENT.  The undersigned, being the spouse of the Shareholder has
     ---------------
     read the foregoing Agreement in its entirety and in consideration of the premises, hereby express my acceptance of the same and agrees to abide by its provisions. I clearly understand and agree to be bound by the provisions of the foregoing Agreement. This instrument is not a transfer or release of any rights which I may have in any of the community property of my marriage. The signing of this Agreement by me is for the purpose of showing my consent and approval of the foregoing Agreement and all of the terms and provisions thereof, and my agreement to be bound hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AVTEL COMMUNICATIONS, INC.               HI, TIGER INC.
A Utah Corporation                       A Utah Corporation



By                                       By
   --------------------------------         --------------------------------
   Anthony E. Papa                          Anthony E. Papa
   President & Chief Executive Officer      President & Chief Executive Officer


                                         -----------------------------------
                                         Shareholder:
                                                       ---------------------

                                         -----------------------------------
                                         Shareholder's Spouse

                                                                       EXHIBIT D
                                                                       =========


                         PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT dated February 21, 1997, as amended,
                                                           --
modified or supplemented, from time to time ("Pledge Agreement") is entered into by and among: (a) Hi Tiger, Inc., a Utah Corporation ("Pledgor"); (b) Theodore
E. Padova,Howard M. Tamaroff, Christiana G. Bryson, Hallas Color Photo Lab Corporation, dba Image Source, Inc., Alan J. Noelle, James D. Hennigan, Kathleen Sweeney Jonsson, Lisa Gerardin and Joseph P. Gerardin (collectively "Pledgees" and, individually, a "Pledgee") and (c) the Pledgee Agent appointed pursuant to
Section 7.

                                    RECITALS

A. Pledgees have sold to Pledgor all the issued and outstanding capital stock (the "WNC Shares") of WestNet Communications, Inc. ("WNC") pursuant to the Stock Purchase Agreement dated of even date herewith (the "Acquisition Agreement").

B. Part of the consideration paid by Pledgor for the WNC Shares is in the form of certain Deferred Payments and certain secured promissory note(s) of the Company (the "Company Note(s)"), provided to Pledgees under the terms of the Agreement. The Company Note(s) are payable to Pledgees and are to be secured by the Pledged Stock and the Collateral (as hereinafter defined) pursuant to the provisions of this Pledge Agreement.

C. To induce Pledgees to accept the Deferred Payments and Company Note(s) and in consideration of such acceptance, Pledgor agrees to pledge the Pledged Stock to secure, without recourse, Pledgor's obligations under this Pledge Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Pledge Agreement, the parties agree as follows:

                                   AGREEMENT

1.   DEFINITIONS    Capitalized terms used but not defined in this Pledge
     -----------
Agreement shall have the meanings ascribed to them in the Acquisition Agreement. The following capitalized terms shall have the meanings set forth adjacent thereto unless the context clearly indicates otherwise:

     "Event of Default"  Any act or occurrence specified as Event of Default in
                         Section 5 hereof.

     "Pledged Stock" -   20,000 shares of WNC common stock represented by
                         certificates number 10 through 16, inclusive, registered in the Pledgor's name together with all stock, rights, rights to subscribe, liquidating dividends, new securities, securities representing split-shares, or other property received, receivable or otherwise distributed in exchange for any or all of the foregoing and the certificates representing same.
                         "Pledged Stock" shall not include cash or stock dividends received, receivable or otherwise distributed in respect of the forgoing. Such dividends shall remain payable to the Pledgor.

     "Collateral" shall mean the Equipment but shall not include any
      ----------
     improvements, additions, modifications or accessories to the Equipment.

     "Equipment"  The machinery, tools, furniture, furnishings, business
      ---------
     fixtures and other equipment listed in Schedule 1 attached hereto.

2. SECURITY FOR THE PLEDGOR'S OBLIGATIONS; NO RECOURSE. This Pledge Agreement is for the Pledgees' benefit solely to secure the payment obligations under the Company Note(s). All such obligations shall collectively be called "Obligations". Anything to the contrary in this Pledge Agreement notwithstanding, Pledgor makes no representation, warranty or covenant as to the present or future value of the Pledged Stock or the Collateral and, in the event that the security interest in the Pledged Stock and the Collateral is insufficient to secure the full payment of the Obligations, Pledgees shall have no recourse against Pledgor pursuant to the terms of this Pledge Agreement. In such event, however, Pledgees shall have whatever deficiency rights are available to them as secured parties under the California Commercial Code, including, but not limited to, the right to bring litigation under said Company Notes.

3. PLEDGE OF SECURITIES, GRANT OF SECURITY INTEREST. To secure the Obligations and for the purposes set forth in Section 2, Pledgor hereby:
     (a) pledges and deposits with Pledgee Agent all of the Pledged Stock, to be held by Pledgee Agent upon the terms and conditions set forth in this Pledge Agreement; and (b) grants, assigns and transfers to the Pledgee Agent a continuing security interest in all of the Collateral. Pledgor agrees at any time and from time to time, upon the written request of Pledgee Agent, to promptly and duly execute and deliver any and all such further pledge agreements, stock powers, instruments and documents and take such further action as Pledgee Agent may reasonably request in order for Pledgees to obtain the full benefits of the rights and powers granted herein. Pledgor further agrees that until the obligations under the Deferred Payments and Company Notes have been fully paid, canceled or discharged, or until the Pledged Stock is released pursuant to Section 4.2 of this Pledge Agreement, whichever first occurs, it will not issue, or grant options, warrants, rights, agreements or commitments of any character relating to the authorized, issued or unissued capital stock of WNC, nor authorize or issue any new classes of stock of WNC.

4.   VOTING, USE OF COLLATERAL RELEASE

     4.1 VOTING OF PLEDGED STOCK AND USE OF COLLATERAL. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall have the sole and exclusive authority, power and right: (a) to vote any and all Pledged Stock, (b) to give consents, waivers or ratifications in respect thereof, (c) to exercise all rights of a stockholder with respect to the Pledged Stock pursuant to the Articles of Incorporation and Bylaws of WNC or under the California General Corporation law and (d) the exclusive right and authority to possess, use, enjoy and operate the Collateral. All such rights of Pledgor to vote and to give consents, waivers and ramifications shall cease, and
          Section 6 hereof shall become applicable, in case an Event of Default shall occur and is not remedied by Pledgor within thirty (30) days after Pledgee Agent notifies Pledgor of the Event of Default. Notwithstanding the foregoing: (1) the Pledgor will not relocate the Collateral outside the Counties of Santa Barbara and Ventura, California except on a temporary basis for repairs and maintenance, and (2) the Pledgor will use and operate the Collateral only in the conduct of segregated POP-ISP operations in a manner consistent with that conducted immediately prior to the Closing. Further, Pledgor shall not relocate any Collateral to any other state outside the state of California without providing Pledgee Agent with fully executed UCC-1 Financing Statements relating to said Collateral for filing in such other state at least thirty (30) days before relocating such collateral.

     4.2 RELEASE OF SECURITY INTEREST. The Pledgees and Pledgee Agent covenant and agree that the security interest, lien and all other claims on or with respect to the Pledged Stock shall automatically terminate and be released upon payment in full to all Shareholders of the first installment due under said Company Notes. At such time and immediately following receipt of a written request of the Pledgor, the Pledgor shall deliver or cause to be delivered to Pledgor, such instruments as are reasonably necessary, in the opinion of Pledgor's counsel, to confirm the release of Pledged Stock from the lien of this Pledge Agreement and shall terminate its security interest and pledge with respect thereto.

     5. EVENTS OF DEFAULT. The occurrence of any of the following events is an "Event of Default":

          (a) EVENT OF DEFAULT UNDER DEFERRED PAYMENTS AND COMPANY NOTE(S). The Company shall fail to pay any installment of principal or interest due under any of the Deferred Payments or the Company Note(s) within 15 days after the date such amount was due and payable;

          (b) INVOLUNTARY PROCEEDINGS. Without the application or consent of Pledgor any bankruptcy, insolvency, or similar proceeding under the laws of any jurisdiction is instituted against WNC, Av-Tel or Pledgor and remains unstayed or undismissed for a period of ninety
              (90) days; or

          (c) VOLUNTARY PROCEEDINGS. Pledgor institutes (by petition, application or otherwise) or consents to any bankruptcy, insolvency, or similar proceedings under the laws of any jurisdiction.

          (d) OTHER.  Pledgor violates the provisions of the last sentence of
              Section 3 of this Pledge Agreement.

6. REMEDIES IN CASE OF EVENT OF DEFAULT. If an Event of Default occurs, Pledgees, acting solely and exclusively by and through the Pledgee Agent, may exercise all the rights, power and remedies (whether vested in them by this Pledge Agreement, the Company Note, or by law) for the protection and enforcement or their rights in respect of the Pledged Stock (subject to Section 7.3 hereof) and the Collateral and Pledgee may, subject to the foregoing, without limitation exercise the following rights:

     6.1 TRANSFER OF PLEDGED STOCK. To transfer or cause to be transferred on the stock ledgers and other records of Pledgor and of WNC all or any part of the Pledged Stock into Pledgee's name(s) or the name(s) of their nominee or nominees and, in connection therewith, to furnish such instructions and notices in writing to the Secretary of the Pledgor and of WNC as may be reasonable and appropriate;

     6.2 VOTING RIGHTS. To vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgees and give all consents, waivers and ramifications in respect of the Pledged Stock and otherwise act with respect thereto as though it were the outright owner thereof.

     6.3 SALE OF PLEDGED STOCK OR COLLATERAL. At any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Stock, or the Collateral, or any interest therein, at public or private sale, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as may be commercially reasonable. Pledgee may be the purchaser of any or all of the Pledged Stock or the Collateral, at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Stock or the Collateral sold at any such public sale, to use and apply any of the Obligations owed to Pledgees as a credit on account of the purchase price of any Pledged Stock or Collateral payable by Pledgees at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have enacted. Pledgor agrees that sixty (60) days' notice to Pledgor (given by any of the methods set forth in Section 11) of the time and place of any public sale or the time on or after which a private sale was to be made shall constitute reasonable notification. Pledgees shall not be obligated to make any sale of the Pledged Stock or the Collateral regardless of notice of sale having been given. Pledgees may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

7.   APPOINTMENT AND DUTIES OF PLEDGEE AGENT.   Pledgees nominate Christiana G.
     Bryson as the "Pledgee Agent" for the purpose of enforcing any and all rights, obligations and remedies of Sellers under this Agreement. The purpose of the Pledgee Agent is to allow Pledgees to ensure that their individual rights are being uniformly enforced, that they remain informed of each other individual Pledgee's actions regarding their security, and to allow Pledgor to ensure that any and all communications from the Pledgees or any and all responses to the Pledgees are uniformly transmitted and received, and that any actions taken by the Pledgees binds them collectively if such actions are the result of events which affect more than one Pledgee, and any actions taken by Pledgor are accepted or rejected by Pledgees collectively insofar as such actions affect more than one Pledgee, and prevents Pledgor from being required to resolve conflicting claims from the Pledgees in their individual capacity in those instances in which more than one Pledgee is affected.

     7.1  POWER OF ATTORNEY.   By executing this document, Pledgees jointly and
          severally appoint the Pledgee Agent as their attorney in fact to act in their place for the purposes of this Agreement. Pledgees further grant the Pledgee Agent full authority to act in any manner both proper and necessary to the exercise of the foregoing powers, and to ratify every act that the Pledgee Agent may lawfully perform in exercising those powers. The Pledgee Agent shall have all the powers and duties of the Pledgees, including without limitation the power to enforce or forebear from enforcing any remedy under this agreement.

     7.2 PLEDGEES' RELINQUISH RIGHT TO ENFORCE PLEDGE AGREEMENT IN THEIR INDIVIDUAL CAPACITY. Pledgees hereby covenant not to enforce, or, threaten to enforce, sue or threaten to sue for the enforcement of any rights or remedies under this Agreement or as provided by law or equity, except by and through the Pledgee Agent. Pledgees hereby agree that (a) Pledgor is not required to respond to the Pledgees or act in any way regarding any or all of the Pledgees except through the Pledgee Agent, (b) Pledgees' rights may only be enforced through the Pledgee Agent, and (c) Pledgees are prohibited from individually enforcing their rights against Pledgor, the Collateral or, except as provided in Section 7.3, the Pledged Stock. Pledgees' actions under this Agreement must be performed by the Pledgee Agent to be valid. Pledgees agree that if the Pledgee Agent position becomes vacant, Pledgor will not be obligated to officially communicate with, respond to, or defend itself from Pledgees in their individual capacities, and Pledgor will not be required to perform any act under this Agreement regarding the rights of any and all of the individual Pledgees until a successor pledgee agent is appointed as provided in section 7.7.

          Any notice required under this Agreement must be received by Pledgor from the Pledgee Agent to be validly received, and receipt of notice by the Pledgee Agent shall be deemed a valid receipt of notice by the Pledgees.

     7.3  PLEDGEE AGENT ACTIONS.   Pledgees shall determine amongst themselves
          the proper methods for authorizing a Pledgee Agent action provided, however, that, in the event of a payment default under any Company Note, the Pledgee to whom such Company Note is payable shall have the exclusive right, without reference to the determinations of any other Pledgee to direct and authorize the Pledgee Agent to exercise the remedies set forth in Section 6 hereof as to the number of shares of Pledged Stock which is determined by multiplying 20,000 by such Pledgee's Shareholder's Proportionate Interest. Pledgor shall not be obligated to verify or determine the authority of the Pledgee Agent regarding any notice, demand, request, direction or other document from the Pledgee Agent, and Pledgor shall not be liable to any party for damages, losses, or expenses for any action taken or omitted in reliance upon any notice, demand, request, direction or other document from the Pledgee Agent that the Pledgor shall in good faith believe to be genuine and ordered or permitted by the Pledgees.

     7.4  LIABILITY OF THE PLEDGEE AGENT.   In performing any duties under this
          Agreement, the Pledgee Agent shall not be liable to any Pledgee for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Pledgee Agent. The Pledgee Agent shall not incur any liability for (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any notice, certificate, instrument, demand, request, direction or other document, including any written statement or affidavit provided for in this Agreement, that the Pledgee Agent shall in good faith believe to be genuine, nor will the Pledgee Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative's authority. In addition, the Pledgee Agent may consult with legal counsel in connection with the Pledgee Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Pledgee Agent is not responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

     7.5  FEES AND EXPENSES.   It is understood that the fees and usual charges
          agreed upon for services of the Pledgee Agent, which fees and usual charges shall be borne by the Pledgees, are considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Pledgee Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, the

          Pledgee Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and the Pledgee Agent shall have the right to retain all documents and/or things of value at any time held by the Pledgee Agent until such compensation, fees, costs, and expenses are paid. The Pledgees promise to pay those sums upon demand.

     7.6 INDEMNIFICATION OF THE PLEDGEE AGENT. Pledgees agree to indemnify and hold the Pledgee Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable cost of investigation, counsel fees, and disbursements that may be imposed on the Pledgee Agent or incurred by the Pledgee Agent in connection with or arising out of the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

     7.7  RESIGNATION OF THE PLEDGEE AGENT.   The Pledgee Agent may resign at
          any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the expiration of the 30 days' notice or until the appointment of a successor pledgee agent, whichever is earlier. The appointment of a successor pledgee agent shall be accomplished as follows: (a) the Pledgees shall use their best efforts to appoint a successor pledgee agent within 30 days; (b) the successor pledgee agent shall be appointed by an affirmative vote by the holders of an aggregate of two-thirds of the aggregate unpaid principal amounts due under the Company Note(s); (c) the Pledgees shall give prompt written notice to the Company of the appointment of a successor pledgee agent; and (d) this Agreement shall be amended in writing to make the successor pledgee agent a party hereto. If the Pledgees fail to agree upon and appoint, pursuant to this Section 7.7, an appropriate successor pledgee agent within thirty days, their rights under this Agreement, by virtue of the vacancy in the Pledgee Agent position, will become unenforceable until a successor pledgee agent is appointed. Pledgor will not be obligated to act at the request of any or all of the individual Pledgees when there is a vacancy in the position of pledgee agent.

          The successor pledgee agent shall execute and deliver an instrument accepting such appointment to the Pledgor, and it shall, without further acts, be vested with all the rights, powers and duties of the predecessor pledgee agent as if originally named pledgee agent. Upon the effective appointment of a successor pledgee agent, or 30 days after the Pledgee Agent's notice of resignation to the Pledgees, whichever is earlier, the Pledgee Agent shall be discharged from any further duties and liability under this Agreement.

     7.8  LIMITATIONS OF DUTIES.   The Pledgee Agent shall have no duties or
          obligations except those expressly set forth herein and no implied covenants or obligations shall be read into this Agreement. If in one or more instances the Pledgee Agent takes any action or assumes any responsibility not specifically delegated to it, neither the taking of such action or the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Pledgee Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

8.   REMEDIES CUMULATIVE.   Each right, power and remedy of Pledgees provided
     for in this Pledge Agreement or the Company Note(s) or now or hereafter existing at law or in equity or by statute shall, subject to the terms hereof, be cumulative and concurrent and shall be in addition to every other such right, power or remedy.

9.   APPLICATION OF PROCEEDS.   All moneys collected by or on behalf of Pledgees
     upon any sale or other disposition of the Pledged Stock or the Collateral, together with all other moneys received by or on behalf of Pledgees hereunder, shall be applied to the payment of all reasonable costs and expenses incurred by Pledgees in connection with such sale, the delivery of the Pledged Stock or the Collateral or the collection of any such moneys (including, without limitation, attorneys' fees and expenses), and the balance of such moneys shall be held by Pledgees and applied by them, through the Pledgee Agent to satisfy the Obligations. Pledgor shall be entitled to any surplus resulting from the sale or other disposition of Pledged Stock or the Collateral.

10.  PURCHASERS OF COLLATERAL.   Upon any sale of Pledged Stock or the
     Collateral by or on behalf of Pledgees hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Pledgees or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Stock or the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgees or such officer or be answerable in any way for the misapplication or non-application thereof.

11.  TERMINATION; RELEASE.   Subject to Section 4.2 hereof, this Pledge
     Agreement shall terminate upon the satisfaction or payment in full of the
     indebtedness represented thereby.   At such time, Pledgees will execute and
     deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and will duly assign, transfer and deliver to Pledgor such of the Pledged Stock or Collateral as may be in the possession of the Pledgee Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

12.  NOTICES.   Any notice or communication required or permitted by this Pledge
     Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed, or when the period set forth below expires (whether or not it is actually received):

     (a) if transmitted by facsimile transmission, two hours after (i) transmission to the party's facsimile number set forth below, with the party's name and address set forth below clearly shown on the page first transmitted, and (ii) receipt by the transmitting party of written confirmation of successful transmission, which confirmation may be produced by the transmitting party's equipment;

     (b) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, (i) 48 hours after such deposit as registered or certified mail if addressed to a location in the U.S.A., or (ii) ten days after such deposit as registered or certified airmail if addressed to a location outside of the U.S.A.; or

     (c) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth below, 24 hours after the delivery time promised by the delivery service.

          If to the Pledgor:
               Hi Tiger, Inc.
               c/o AvTel Holdings, Inc.
               130 Cremona Drive
               Santa Barbara, CA  93117
               Facsimile: (805) 685-9685

          with a copy to:

               Raymond P. Le Blanc, Esq.
               Price, Postel & Parma LLP
               200 E. Carrillo Street, Suite 400
               Santa Barbara, CA  93101
               Facsimile:  (805) 965-3978

          If to the Pledgees:

               To the addresses listed in EXHIBIT B to the Acquisition Agreement

          If to Pledgee Agent

               Christiana G. Bryson, Esq.
               586 Poli Street
               Ventura, CA  93001
               Facsimile:  (805) 653-5377

          A party may change its address or facsimile number or the address or facsimile number to which copies shall be sent by giving notice of the change to each other party. The new address and facsimile number shall become effective for purposes of this Pledge Agreement five days after notice of the new address and facsimile number, as the case may be, is given.

13.  HEADINGS.   Section and other headings contained in this Pledge Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Pledge Agreement.

14.  PROMPT ACTION.   Time is of the essence with respect to each provision of
     this Pledge Agreement.

15.  GENDER AND NUMBER.   At each place in this Pledge Agreement where the
     context so required, the masculine gender includes the feminine and neuter and the singular includes the plural and vice versa.

16.  HOLIDAYS.   If any date on which action is to be taken under this Pledge
     Agreement occurs, or if any period during which action is to be taken under this Pledge Agreement ends, on a Saturday, Sunday, or a holiday, the date or period shall be extended to the next succeeding day which is not a Saturday.

17.  SURVIVAL OF WARRANTIES.   All agreements, representations and warranties
     made in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement and shall continue until any and all Obligations have been paid and performed in full.

18.  GOVERNING LAW.   This Agreement shall be construed and enforced in
     accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, with the laws of the state of California, without giving effect to the provisions thereof regarding conflicts of laws. The parties specifically agree to submit to the jurisdiction of, and consent to venue before the courts of Ventura County, California. Process in any action or proceeding relating to this Pledge Agreement may be served on the undersigned anywhere in the world whether within or outside the State of California.

19.  BINDING EFFECT.   The provisions of this Pledge Agreement shall bind and
     inure to the benefit of the parties and their respective heirs, successors and permitted assigns.

20.  COUNTERPARTS.   This Pledge Agreement may be executed in one or more
     counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

21.  AMENDMENT AND WAIVER.   This Pledge Agreement may be amended, modified or
     supplemented only by a writing executed by each of the parties. Any party may, in writing, waive any provision of this Pledge Agreement to the extent such provision is for the benefit of the waiving party. No action taken pursuant to this Pledge Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by that party of its or any other party's compliance with any representations or warranties or with any provisions of this Pledge Agreement. No waiver by any party of a breach of any provision of this Pledge Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

22.  SEVERABILITY.   The invalidity or unenforceability of any particular
     provision of this Pledge Agreement shall not affect the other provisions, and this Pledge Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

23. ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party or parties shall reimburse the non-prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.




                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Pledge Agreement as of the day and year first above written.


HI TIGER, INC.,  a Utah corporation
 ("Pledgor")

By:
   ---------------------------
Its:
    --------------------------

Christiana G. Bryson
("Pledgee Agent")

------------------------------

------------------------------

PLEDGEES:

------------------------------
Howard M. Tamaroff
Chritiana G. Bryson

HALLAS COLOR PHOTO LAB, INC. dba
IMAGE SOURCE, INC.

By:
   ---------------------------
Theodore E. Padova, President


------------------------------
Alan J. Noelle

------------------------------                  ------------------------------
James D. Hennigan                               Theodore E. Padova


------------------------------
Kathleen Sweeney Jonsson


------------------------------
Joseph P. Gerardin
Lisa Gerardin

                                                                       EXHIBIT E
                                                                       =========

                             REFUSAL RIGHTS NOTICE

Certified Mail/Return Receipt Requested

TO:  AvTel Communications, Inc.          Dated:
     130 Cremona Drive, Suite C                 ------------------------
     Santa Barbara, CA  93117
     Attention:  James P. Pisani
                 Executive Vice President & Chief Operating Officer

Re:  Stock Purchase Agreement dated February    , 1997 by and among WestNet
                                             ---
     Communications, Inc. ("WNC"), Hi, Tiger, Inc. ("HTI"), AvTel
     Communications, Inc. ("AvTel") and the Shareholders (the "Agreement")

Ladies & Gentlemen:

     This Refusal Rights Notice is furnished pursuant to Section 5.5(b ) of the Agreement. Capitalized terms used in this Notice have the same meanings ascribed to them in the Agreement. The undersigned represents and certifies that he/she/it has received a bona fide offer from a Note Purchaser to purchase a Company Note issued in the name of the undersigned in connection with the
Agreement in the original principal amount of $          .  The undersigned
                                               ----------
further represents as follows:

1.   The name and address of the Note Purchaser are:

          ------------------------------

          ------------------------------

          ------------------------------

2.   The date of the offer to purchase the Company Note is                     .
                                                           --------------------
3. The full and complete details of the price and other terms of the offer are:

     (a)  Total consideration to be paid for the Company Note is $
                                                                  -------------
     (b) The terms of payment (all cash, exchange of notes or other securities, time of payment, etc.) are as follows:


          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

                                                 Very truly yours,


                                                 -------------------------------